EXHIBIT 10.50
                           JOINT OPERATING AGREEMENT

                                     AMONG

                     OIL & NATURAL GAS CORPORATION LIMITED

                                      AND

                           ENRON OIL & GAS INDIA LTD.

                                      AND

                          RELIANCE INDUSTRIES LIMITED

                  WITH RESPECT TO CONTRACT AREA IDENTIFIED AS
                             PANNA AND MUKTA FIELDS

                                                TABLE OF CONTENTS
ARTICLE                                                                     PAGE
  I Definitions ...........................................................    1
 II Effective Date and Term ...............................................    5
III Participating Interest ................................................    6
     3.1 Participating Interest ...........................................    6
     3.2 Ownership, Obligations and Liabilities ...........................    6
 IV Operator ..............................................................    6
     4.1 Designation of Operator ..........................................    6
     4.2 Rights and Duties of Operator ....................................    6
     4.3 Employees of Operator ............................................    8
     4.4 Information Supplied by Operator .................................    8
     4.5 Settlement of Claims and Lawsuits ................................    8
     4.6 Liability of Operator ............................................    9
     4.7 Insurance Obtained by Operator ...................................    9
     4.8 Commingling of Funds .............................................   10
     4.9 Resignation of Operator ..........................................   11
     4.10 Removal of Operator .............................................   11
     4.11 Appointment of Successor ........................................   11
  V Operating Committee ...................................................   12
     5.1 Establishment of Operating Committee .............................   12
     5.2 Powers and Duties of Operating Committee .........................   12
     5.3 Authority to Vote ................................................   13
     5.4 Subcommittees ....................................................   13
     5.5 Notice of Meeting ................................................   13
     5.6 Contents of Meeting Notice .......................................   13
     5.7 Location and Frequency of Meetings ...............................   14
     5.8 Operator's Duties for Meetings ...................................   14
     5.9 Voting Procedure .................................................   14
     5.10 Record of Votes .................................................   14
     5.11 Minutes .........................................................   14
     5.12 Voting by Notice ................................................   14
     5.13 Effect of Vote ..................................................   15
 VI Work Programs and Budgets .............................................   16
     6.1 Preparation of Work Program and Budget ...........................   16
     6.2 Adoption of Work Program and Budget and
         Submission to Management Committee ...............................   16
     6.3 Subdivision of Work Program and
         Budget Items and Transfers .......................................   16
     6.4 Fulfillment of Minimum Work Obligations ..........................   17
     6.5 Exploration and Appraisal ........................................   17
     6.6 Development of New Discovery .....................................   18
     6.7 Itemization of Expenditures ......................................   18
     6.8 Contract Awards ..................................................   19
     6.9 Authorization for Expenditure ("AFE") Procedure ..................   20
     6.10 Supplementary AFEs ..............................................   21
     6.11 Approval of AFEs ................................................   21
     6.12 Approval of AFE Not to be Unreasonably Withheld .................   22
     6.13 Overexpenditures of Work Programs and Budgets ...................   22
     6.14 Work Program and Budget for Initial Period ......................   22

VII Operations By Less Than All Parties ...................................   22
     7.1 Limitation on Applicability ......................................   22
       7.2 Procedure to Propose Exclusive Operations ......................   22
       7.3 Responsibility for Exclusive Operations ........................   23
       7.4 Consequences of Exclusive Operations ...........................   24
       7.5 Premium to Participate in Exclusive Operations .................   25
       7.6 Order of Preference of Operations ..............................   26
       7.7 Stand-By Costs .................................................   26
       7.8 Special Considerations Regarding
            Deepening and Sidetracking ....................................   27
       7.9 Miscellaneous ..................................................   28
 VIII Default .............................................................   29
       8.1 Default and Notice .............................................   29
       8.2 Operating Committee Meetings and Data ..........................   29
       8.3 Allocation of Defaulted Accounts ...............................   29
       8.4 Transfer of Interest ...........................................   30
       8.5 Continuation of Interest .......................................   31
       8.6 Abandonment ....................................................   31
       8.7 Sale of Hydrocarbons ...........................................   32
       8.8 No Right of Set Off ............................................   32
       8.9 Minor Default ..................................................   32
       8.10 Reinstatement of Rights .......................................   32
   IX Disposition of Production ...........................................   32
       9.1 Right and Obligation to Take in Kind ...........................   32
       9.2 Offtake Agreement for Crude Oil ................................   33
       9.3 Separate Agreement for Natural Gas .............................   34
    X Abandonment of Wells ................................................   34
      10.1 Abandonment of Wells Drilled as Joint Operations ...............   34
      10.2 Abandonment of Exclusive Operations ............................   34
   XI Surrender ...........................................................   35
      11.1 Surrender ......................................................   35
  XII Transfer of Interest or Rights ......................................   35
      12.1 Obligations ....................................................   35
      12.2 Rights .........................................................   36
 XIII Withdrawal from Agreement by Transfer or Assignment .................   36
      13.1 Right of Withdrawal ............................................   36
      13.2 Partial or Complete Withdrawal .................................   36
      13.3 Voting .........................................................   37
      13.4 Obligations and Liabilities ....................................   37
      13.5 Emergency ......................................................   37
      13.6 Assignment .....................................................   37
      13.7 Approvals ......................................................   37
      13.8 Abandonment Security ...........................................   37
      13.9 Withdrawal or Abandonment by all Parties .......................   38
  XIV Relationship of Parties and Tax .....................................   38
      14.1 Relationship of Parties ........................................   38
      14.2 Tax ............................................................   38
   XV Confidential Information - Proprietary Technology ...................   38
      15.1 Confidential Information .......................................   38
      15.2 Continuing Obligations .........................................   39
      15.3 Proprietary Technology .........................................   39
      15.4 Trades .........................................................   39
  XVI Force Majeure .......................................................   39
      16.1 Obligations ....................................................   39
      16.2 Definition of Force Majeure ....................................   40
 XVII Notices .............................................................   40
XVIII Applicable Law and Dispute Resolution ...............................   41
      18.1 Applicable Law .................................................   41
      18.2 Dispute Resolution .............................................   41
  XIX Allocation of Cost Recovery Rights ..................................   42
      19.1 Allocation of Total Production .................................   42
      19.2 Allocation of Cost Petroleum ...................................   42
      19.3 Allocation of Profit Petroleum .................................   42
      19.4 Allocation of Excess Cost Petroleum ............................   42
   XX General Provisions ..................................................   43
      20.1 Conflicts of Interest ..........................................   43
      20.2 Public Announcements ...........................................   43
      20.3 Successors and Assigns .........................................   43
      20.4 Waiver .........................................................   43
      20.5 Severance of Invalid Provisions ................................   44
      20.6 Modifications ..................................................   44
      20.7 Headings .......................................................   44
      20.8 Singular and Plural ............................................   44
      20.9 Gender .........................................................   44
      20.10 Counterpart Execution .........................................   44
      20.11 Conflict with Contract ........................................   44
      20.12 Entirety ......................................................   44
            Signature Page.................................................   44

              Exhibit "A" - Accounting Procedure
              Exhibit "B" - Description of Contract Area
              Exhibit "C" - Example
              Exhibit "D" - Budget Format
              Exhibit "D-1" - Budget Summary
              Exhibit "D-2" - Geophysical and Geological Expense Exhibit "D-3" - Development Drilling (Firm Wells) Exhibit "D-4" - Production Facilities Costs Exhibit "D-5" - Production Costs
              Exhibit "D-6" - General and Administrative Expense Exhibit "D-7" - Fixed Assets and Deposits
              Exhibit "D-8" - Revenue
              Exhibit "E" - Data to be Provided to Non-Operators
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                           JOINT OPERATING AGREEMENT

     THIS AGREEMENT is made as of the Effective Date among OIL & NATURAL GAS CORPORATION LIMITED, having its registered office at Tower II, 8th Floor, Jeevan Bharti, 124 Connaught Circus, New Delhi, 110 001, India, a company incorporated in India (hereinafter referred to as "ONGC"); ENRON OIL & GAS INDIA LTD., a company incorporated in the Cayman Islands, having its registered office at 1400 Smith Street, Houston, Texas, 77002, U.S.A. (hereinafter referred to as "EOGIL"), a wholly owned subsidiary of ENRON EXPLORATION COMPANY; and RELIANCE INDUSTRIES LIMITED, a company incorporated in India, having its registered office at 3rd Floor, Maker Chamber IV, 222 Nariman Point, Bombay, 400 021, India (hereinafter referred to as "RIL"). The companies named above may sometimes individually be referred to as "Party" and collectively as the "Parties".

                                  WITNESSETH:

     WHEREAS, the Parties have entered into a Production Sharing Contract (the "Contract") with the Government of India (hereinafter referred to as "Government") covering certain areas located offshore India known as the Panna and Mukta Fields, referred to as the "Contract Area", and more particularly described in Exhibit B to this Agreement; and

     WHEREAS, the Parties desire to define their respective rights and obligations with respect to their operations under the Contract.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements and obligations set out below and to be performed, the Parties agree as follows:

                            ARTICLE I - DEFINITIONS

     As used in this Agreement, the following words and terms shall have the meaning ascribed to them below:

1.1 ACCOUNTING PROCEDURE means the rules, provisions and conditions set forth and contained in Exhibit A to this Agreement.

1.2        AFE means an authorization for expenditure pursuant to Article 6.9.

1.3 AFFILIATE means a company that directly or indirectly controls or is controlled by a Party to this Agreement or a company which directly or indirectly controls or is controlled by a company which controls a Party to this Agreement, it being understood that "control" means ownership by one company of more than fifty percent (50%) of the voting securities of the other company, or the power to direct, administer and dictate policies of the other company even where the voting securities held by such company exercising such effective control in that other company is less than fifty percent (50%) and the term "controlled" shall have a corresponding meaning.

1.4 AGREED INTEREST RATE means interest, compounded on a monthly basis, at the rate per annum equal to the one (1) month term, LIBOR rate for U.S. dollar deposits, as published by THE WALL STREET JOURNAL or if not published, then by the FINANCIAL TIMES OF LONDON, plus fixed amounts as specified in Article 8.1, applicable on the first Business Day prior to the due date of payment and thereafter on the first Business Day of each succeeding one (1) month term. If the aforesaid rate is contrary to any applicable usury law, the rate of interest to be charged shall be the maximum rate permitted by such applicable law.

1.5 AGREEMENT means this Agreement, together with the Exhibits attached to this Agreement.

1.6 APPRAISAL WELL means any well whose purpose at the time of commencement of drilling such well is the determination of the extent or the volume of Hydrocarbon reserves contained in a New Discovery or an Existing Discovery.

1.7 BARREL means a quantity consisting of forty-two (42) United States gallons, corrected to a temperature of sixty (60) degrees Fahrenheit under one (1) atmosphere of pressure.

1.8 BUSINESS DAY means a day on which the banks in India are open for business and carrying out normal business transactions.

1.9 CALENDAR QUARTER means a period of three (3) months commencing with January 1st and ending on the following March 31st, a period of three
           (3) months commencing with April 1st and ending on the following June 30th, a period of three (3) months commencing with July 1st and ending on the following September 30th, or a period of three (3) months commencing with October 1st and ending on the following December 31st according to the Gregorian Calendar.

1.10 CALENDAR YEAR means a period of twelve (12) months commencing with January 1st and ending on the following December 31st according to the Gregorian Calendar.

1.11 CASH CALL means any request for payment of cash made by the Operator, in accordance with this Agreement, an approved Work Program and Budget, AFEs (wherever applicable) and progress of the work, to the Parties in connection with the Joint Operations. The Cash Call format (Exhibit "C") may be revised by the Operating Committee.

1.12 CASH PREMIUM means the payment made pursuant to Article 7.5(B) by a Non-Consenting Party to reinstate its rights to participate in an Exclusive Operation.

1.13 COMMERCIAL DISCOVERY means a Discovery of Petroleum reserves which, when produced, are likely to yield a reasonable profit on the funds invested in petroleum operations, after deduction of Contract costs, and which has been declared a Commercial Discovery in accordance with the provisions of Article 9 and/or Article 21 of the Contract, after consideration of all pertinent operating and financial data such as recoverable reserves, sustainable production levels, estimated development and production expenditures, prevailing prices and other relevant technical and economic factors according to generally accepted practices in the international petroleum industry.

1.14 COMPLETION means an operation intended to complete a well through the Christmas tree as a producer of Hydrocarbons in one or more Zones, including, but not limited to, the setting of production casing, perforating, stimulating the well and production testing conducted in such operation. COMPLETE and other derivatives shall be construed accordingly.

1.15 CONSENTING PARTY means a Party who agrees to participate in and pay its share of the cost of an Exclusive Operation.

1.16 CONTRACT means the Production Sharing Contract dated between the Government and the Parties identified in this Agreement and any extension, renewal or amendment thereof agreed to in writing by the Parties.

1.17 CONTRACT AREA means as of the Effective Date the area which is described and delineated in Exhibit B to this Agreement. The perimeter or perimeters of the Contract Area shall correspond to that area covered by the Contract, as such area may vary from time to time during the term of validity of the Contract.

1.18 COST PETROLEUM means the portion of the total volume of Petroleum produced and saved from the Contract Area which the Contractor is entitled to take from the Contract Area in a particular period for the recovery of Contract costs as provided in Article 13 of the Contract.

1.19       DAY means a calendar day unless otherwise specifically provided.

1.20       DEFAULTING PARTY shall have the meaning ascribed in Article 8.1.

1.21 DEEPENING means an operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the deepest Zone proposed in the associated AFE, whichever is the deeper. DEEPEN and other derivatives shall be construed accordingly.

1.22       DELIVERY POINT shall have the meaning given in the Contract.

1.23 DEVELOPMENT AREA means that part of the Contract Area corresponding to the area of an Oil Field or Gas Field delineated in simple geometric shape, together with a reasonable margin of additional area surrounding the Field consistent with petroleum industry practice and approved by the Management Committee or the Government, as the case may be.

1.24 DEVELOPMENT PLAN means a plan submitted by the Contractor containing proposals required under Article 9 or Article 21 of the Contract for the development of a Commercial Discovery which has been approved by the Management Committee or Government.

1.25 DEVELOPMENT WELL means a well drilled, deepened, completed or Recompleted after the date of approval of the Development Plan pursuant to development operations or production operations for the purposes of producing Petroleum, increasing production, sustaining production or accelerating extraction of Petroleum including production wells, injection wells and dry wells.

1.26 DISCOVERY means the finding, during exploration operations, of a deposit of Petroleum not previously known to have existed, which can be recovered at the surface in a flow measurable by conventional petroleum industry testing methods.

1.27 EFFECTIVE DATE means the date of signing of the Contract by all parties thereto.

1.28 ENTITLEMENT means a quantity of Hydrocarbons of which a Party has the right and obligation to take delivery pursuant to the Contract or, if applicable, an offtake agreement, and shall be derived from that Party's Participating Interest in the Hydrocarbons produced after adjustment for overlifts and underlifts.

1.29       EXCESS COST PETROLEUM shall have the meaning ascribed in Article
           19.4.

1.30 EXCLUSIVE OPERATION means those operations and activities carried out by Operator, pursuant to this Agreement, the costs of which are chargeable to the account of less than all the Parties.

1.31       EXCLUSIVE WELL means a well drilled pursuant to an Exclusive
           Operation.

1.32 EXPLOITATION AREA means the Development Area which is established pursuant to the Contract or if the Contract does not establish an Exploitation Area, then that part of the Contract Area which is delineated in a Development Plan approved as a Joint Operation or as an Exclusive Operation.

1.33 EXPLOITATION PERIOD means any and all periods of exploitation during which the production and removal of Hydrocarbons is permitted under the Contract.

1.34 EXPLORATION PERIOD means any and all periods of exploration set out in the Contract.

1.35 EXPLORATION WELL means a well drilled for the purpose of searching for undiscovered Hydrocarbon accumulations on any geological entity (be it of structural,stratigraphic, facies or pressure nature) to at least a depth or stratigraphic level specified in the Work Program and Budget.

1.36 FIELD means an Oil Field or a Gas Field in the Contract Area in respect of which a Development Plan has been duly approved in accordance with Article 9 and Article 21 of the Contract.

1.37 FINANCIAL YEAR means the period from April 1st through March 31st of the following Calendar Year.

1.38 G & G DATA means only geological, geophysical and geochemical data and other information that is not obtained through a well bore.

1.39 GAS FIELD means an area within the Contract Area consisting of a single Gas reservoir or multiple Gas reservoirs all grouped on or related to the same individual geological structure or stratigraphic conditions, designated by the Contractor and approved by the Government and/or Management Committee, as the case may be (to include the maximum area of potential productivity in the Contract Area in a simple geometric shape) in respect of which a Commercial Discovery has been declared or a Development Plan has been approved in accordance with Article 9 or Article 21 of the Contract.

1.40 GOVERNMENT means the Government of India and/or any state government as the case may be.

1.41 GROSS NEGLIGENCE means any act or failure to act (whether sole, joint or concurrent) which was intended to cause, or which was in reckless disregard of or wanton indifference to, harmful consequences such Party knew, or should have known, such act or failure would have had on the safety or property of another person or entity, but shall not include any error of judgment or mistake made by such Party in the exercise in good faith of any function, authority or discretion conferred on the Party employing such under this Agreement.

1.42 HYDROCARBONS means all substances including liquid and gaseous hydrocarbons which are subject to and covered by the Contract.

1.43 JOINT ACCOUNT means the accounts maintained by Operator in accordance with the provisions of this Agreement and of the Accounting Procedure for Joint Operations.

1.44 JOINT OPERATIONS means those operations and activities carried out by Operator pursuant to this Agreement, the costs of which are chargeable to all Parties.

1.45 JOINT PROPERTY means, at any point in time, all wells, facilities, equipment, materials, information, funds and the property held for the Joint Account.

1.46       MANAGEMENT COMMITTEE means the committee constituted pursuant to
           Article 5 of the Contract.

1.47 MINIMUM WORK OBLIGATIONS means those items contained in Exhibit "G" of the Contract, phased year-wise as determined by the Operating Committee and the Management Committee.

1.48       NEW DISCOVERY means a Discovery made after the Effective Date.

1.49 NON-CONSENTING PARTY means a Party who elects not to participate in an Exclusive Operation.

1.50 NON-OPERATOR(S) means the Party or Parties to this Agreement other than Operator.

1.51 OIL FIELD means an area within the Contract Area consisting of a single oil reservoir or multiple oil reservoirs all grouped on or related to the same individual geological structure, or stratigraphic conditions, designated by the Contractor and approved by the Government and/or the Management Committee, as the case may be (to include the maximum area of potential productivity in the Contract Area in a simple geometric shape) in respect of which a Commercial Discovery has been declared and a Development Plan has been approved in accordance with Article 9 of the Contract and a reference to an Oil Field shall include a reference to the production of associated natural gas from that Oil Field.

1.52 OPERATING COMMITTEE means the committee constituted in accordance with Article V.

1.53       OPERATOR means the Party designated or otherwise appointed under
           Article 4.1 to conduct Joint Operations or any successor appointed pursuant to Article 4.11.

1.54 PARTICIPATING INTEREST means the undivided percentage interest of each Party in the rights and obligations derived from the Contract and this Agreement.

1.55 PARTY means any Party to this Agreement and, where the Contract so permits, any respective successors or assigns in accordance with the provisions of this Agreement.

1.56 PETROLEUM means crude oil and/or natural gas existing in their natural condition (Hydrocarbons).

1.57 PETROLEUM COSTS means costs and expenses incurred by the Parties and allowed to be recovered pursuant to the Contract.

1.58 PLUGGING BACK means a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone. Plug Back and other derivatives shall be construed accordingly.

1.59 PRODUCTION COSTS means those costs and expenditures incurred in carrying out production operations as classified and defined in
           Section 2 of the Accounting Procedure of the Contract and allowed to be recovered in terms of Section 3 thereof.

1.60 PROFIT PETROLEUM means Petroleum produced and saved from the Contract Area in a particular period as reduced by Cost Petroleum and calculated as provided in Article 14 of the Contract.

1.51 RECOMPLETION means an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore. RECOMPLETE and other derivatives shall be construed accordingly.

1.62 REWORKING means an operation conducted in the wellbore of a well after it is Completed to secure, restore or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations, wire line operations, hydraulic pump-down operations, water shut off operations, coil tubing operations, but excluding any routine maintenance work. REWORK and other derivatives shall be construed accordingly.

1.63 SIDETRACKING means the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties. SIDETRACK and other derivatives shall be construed accordingly.

1.64 SUPERVISORY PERSONNEL means any supervisory employee of a Party who functions as a Party's designated manager or supervisor who is responsible for, or in charge of onsite drilling, construction or production and related operations, or any other field operations.

1.65 TESTING, with reference to a well, means an operation intended to evaluate the capacity of a Zone to produce Hydrocarbons. TEST and other derivatives shall be construed accordingly.

1.66 WILLFUL MISCONDUCT means in relation to the Operator intentional and conscious or reckless disregard by supervisory or management staff of the Operator of the terms of this Agreement or of good international oil field practice but shall not include any act or omission reasonably required to meet emergency conditions, including without limitation the safeguarding of life, property and Joint Operations or for the avoidance of doubt any error of judgment or mistake made by any director, employee, agent or contractor of Operator in the exercise, in good faith of any function, authority or discretion conferred upon the Operator.

1.67 WORK PROGRAM AND BUDGET means a work program for Joint Operations and budget therefor, including the production plan, as described and approved in accordance with Article VI and as illustrated in Exhibit "D". Exhibit "D" may be modified by the Operating Committee.

1.68 ZONE means a stratum of earth containing or thought to contain a common accumulation of Hydrocarbons separately producible from any other common accumulation of Hydrocarbons.

                      ARTICLE II - EFFECTIVE DATE AND TERM

     This Agreement shall have effect from the 22 day of December, 1994 and shall, subject always to the Parties' continuing obligations under Article XV, continue in effect until the Contract terminates or, otherwise until all materials, equipment and personal property used in connection with the Joint Operations have been removed and disposed of, and final settlement has been made among the Parties.

     For the avoidance of doubt, portions of this Agreement as described in (A),
(B) and (C) below shall remain in effect until:

      (A)  all wells have been properly abandoned in accordance with Article X;
           and

      (B) all obligations, claims, arbitrations and lawsuits have been settled or otherwise disposed of in accordance with Article 4.5 and Article XVIII; and

      (C) the time relating to the protection of confidential information and proprietary technology has expired in accordance with Article XV.

     The scope and purpose of the Joint Operations are to carry out the petroleum operations as per Contract. As defined in the Contract, petroleum operations means, as the context may require, exploration operations, development operations or production operations or any combination of such operations, including, but not limited to, collection of seismic information, drilling and completion and recompletion of wells, construction, operation and maintenance of all necessary facilities, plugging and abandonment of wells, environmental protection, transportation, storage or disposition of Petroleum to the Delivery Point, site restoration and all other incidental operations or activities as may be necessary.

                      ARTICLE III - PARTICIPATING INTEREST

     3.1 PARTICIPATING INTEREST

      (A) The Participating Interests of the Parties as of the Effective Date are:

                              ONGC                          40%
                              EOGIL                         30%
                              RIL                           30%

      (B) If a Party transfers all or part of its Participating Interest pursuant to the provisions of this Agreement and the Contract, the Participating Interests of the Parties shall be revised accordingly.

     3.2 OWNERSHIP, OBLIGATIONS AND LIABILITIES

      (A) Unless otherwise provided in this Agreement, all the rights and interests in and under the Contract, all Joint Property and any Hydrocarbons produced from the Contract Area shall, subject to the terms of the Contract, be owned by the Parties in accordance with their respective Participating Interests.

      (B) Unless otherwise provided in this Agreement, the obligations of the Parties under the Contract and all liabilities and expenses incurred by Operator in connection with Joint Operations shall be charged to the Joint Account and all credits to the Joint Account shall be shared by the Parties, as among themselves, in accordance with their respective Participating Interests.

      (C) Unless otherwise provided in this Agreement, all liabilities incurred by any Party in connection with Joint Operations shall be borne by the Parties in accordance with their respective Participating Interests.

      (D) Each Party shall pay when due, in accordance with the Accounting Procedure, its Participating Interest share of Joint Account expenses, including cash advances and interest, accrued pursuant to this Agreement. The Accounting Procedure shall govern the accrual and satisfaction of the respective obligations, liabilities and credits among the Parties.

                             ARTICLE IV - OPERATOR

     4.1 DESIGNATION OF OPERATOR

           EOGIL is designated as Operator, and agrees to act as an Operator in accordance with the terms and conditions of the Contract and this Agreement, which terms and conditions shall also apply to any successor Operator.

     4.2 RIGHTS AND DUTIES OF OPERATOR

      (A) Subject to the terms and conditions of this Agreement, Operator shall have all of the rights, functions and duties of Operator under the Contract and shall have exclusive charge of and shall conduct all Joint Operations. Operator may employ independent contractors, Affiliates and/or agents in such Joint Operations. Contracts will be awarded pursuant to Article 6.8.

      (B)     In the conduct of Joint Operations, Operator shall:

              (1) Perform Joint Operations in accordance with the provisions of the Contract, this Agreement and the instructions of the Operating Committee;

              (2) Conduct all Joint Operations in a diligent, safe and efficient manner in accordance with good and prudent international petroleum industry practices and conservation principles generally followed by the international petroleum industry under similar circumstances;

              (3) Subject to Article 4.6, neither gain a profit nor suffer a loss as a result of being the Operator in its conduct of Joint Operations;

              (4)   Perform the duties for the Operating Committee set out in
                    Article V, and prepare and submit to the Operating Committee the proposed Work Programmes and Budgets and AFEs as provided in Article VI;

              (5) Acquire all permits, consents, approvals, surface or other rights that may be required for or in connection with the conduct of Joint Operations;

              (6) Permit the representatives of any of the Parties to have at all reasonable times and at their own risk and expense reasonable access to the Joint Operations with the right to observe all such Joint Operations and to inspect all Joint Property and to conduct financial audits as provided in the Accounting Procedure. In the case of offshore operations, transportation and accommodations shall be made available from existing facilities if, in the sole discretion of Operator, no additional cost will be incurred by Operator. In addition, provide for two (2) permanent representatives of each of the Non-Operators to have access to the Contract Area and/or to the Joint Operations at all times and provide all facilities including, but not limited to, transportation and offshore accommodations at the cost of the Joint Operations. Such representatives shall look after the interests of Non-Operators/Joint Operation, but shall not interfere with operations;

              (7) Maintain the Contract in full force and effect. Operator shall promptly pay and discharge all liabilities and expenses incurred in connection with Joint Operations and use its reasonable efforts to keep and maintain the Joint Property free from all liens, charges and encumbrances arising out of Joint Operations;

              (8) Pay to the Government for the Joint Account, within the periods and in the manner prescribed by the Contract and all applicable laws and regulations, all periodic payments, royalties, taxes, fees and other payments pertaining to Joint Operations, but excluding any taxes measured by the incomes of the Parties;

              (9) Carry out the obligations of Operator pursuant to the Contract, including, but not limited to, preparing and furnishing such reports, records and information as may be required pursuant to the Contract;

              (10) Have in accordance with the decisions of the Operating Committee, the exclusive right and obligation to represent the Parties in all dealings with the Government with respect to matters arising under the Contract and Joint Operations. Operator shall notify the other Parties as soon as possible of such meetings. Non-Operators shall have the right to attend such meetings. Nothing contained in this Agreement shall restrict any Party from holding discussions with the Government with respect to any issue peculiar to its particular business interests arising under this Agreement, but in such event such Party shall promptly advise the Parties, if possible, before and in any event promptly after such discussions, provided that such Party shall not be required to divulge to the Parties any matters discussed to the extent the same involve proprietary information on matters not affecting the Parties; and

              (11) Take all necessary and proper measures for the protection of life, health, the environment and property in the case of an emergency; provided, however, that Operator shall immediately notify the Parties of the details of such emergency and measures.

              (12) Include, to the extent practical, in its contracts with independent contractors and to the extent lawful, provisions which:

                    (a) ensure such contractors can only enforce their contracts against Operator;

                    (b) permit Operator, on behalf of itself and Non-Operators, to enforce contractual indemnities against, and recover losses and damages suffered by them (insofar as recovered under their contracts) from such contractors; and

                    (c)  require such contractors to take insurance required by
                         Article 4.7(F).

              (13) Carry out all Petroleum operations as per the standard offshore safety practices following the environmental/mining regulations/statutory laws.

              (14) Provide liaison between field operations and gas/oil purchasers and transporters.

     4.3 EMPLOYEES OF OPERATOR

     Subject to the Contract and this Agreement, Operator shall determine the number of employees, the selection of such employees, the hours of work and the compensation to be paid to all such employees in connection with Joint Operations. Operator shall employ only such employees, agents and contractors as are reasonably necessary to conduct Joint Operations.

     4.4 INFORMATION SUPPLIED BY OPERATOR

      (A) Operator shall provide Non-Operators the following data and reports as they are currently produced or compiled from the Joint Operations as well as the reports listed in Exhibit "E":

              (1)     Copies of all logs or surveys;

              (2)     Daily drilling progress reports;

              (3)     Copies of all drill stem tests and core analysis reports;

              (4)     Copies of the plugging reports;

              (5) Engineering studies, development schedules and annual progress reports on development projects;

              (6) Field and well performance reports, including reservoir studies;

              (7) Copies of all reports and data relating to Joint Operations furnished by Operator to the Government, except magnetic tapes which shall be stored by Operator and made available for inspection and/or copying at the sole expense of the Non-Operator requesting same;

              (8) Other reports as frequently as is justified by the activities or as instructed by the Operating Committee; and

              (9) Subject to Article 15.3, such additional information for Non- Operators as they or any of them may request, provided that the requesting Party or Parties pay the costs of preparation of such information and that the preparation of such information will not unduly burden Operator's administrative and technical personnel. Only Non-Operators who pay such costs shall receive such additional information.

      (B) Operator shall give Non-Operators access at all reasonable times to all other data acquired in the conduct of Joint Operations. Any Non-Operator may make copies of such other data at its sole expense.

      (C) ONGC shall provide all of the information identified above and currently in its possession relating to the Contract Area to the Operator upon payment of mutually agreed costs.

     4.5 SETTLEMENT OF CLAIMS AND LAWSUITS

      (A) Operator shall promptly notify the Parties of any and all material claims or suits and such other claims and suits as the Operating Committee may direct which arise out of Joint Operations or relate in any way to Joint Operations. Operator shall represent the Parties and defend or oppose the claim or suit. Operator may in its sole discretion compromise or settle any such claim or suit or any related series of claims or suits for an amount not to exceed the equivalent of U.S. dollars fifty thousand (US$50,000) exclusive of legal fees. Operator shall obtain the approval and direction of the Operating Committee on amounts in excess of the above stated amount. Each Non-Operator shall have the right to be represented by its counsel at its expense in the settlement, compromise or defense of such claims or suits.

      (B) Any Non-Operator shall promptly notify the other Parties of any claim made against such Non-Operator by a third party relating to or which may affect the Joint Operations and insofar as such claim relates to or affects the Joint Operations such Non-Operator shall defend or settle the same in accordance with any directions given by the Operating Committee and such costs, expenses and damages as are payable pursuant to such defense or settlement shall be for the Joint Account.

      (C) Notwithstanding Article 4.5(A) and Article 4.5(B), each Party shall have the right to participate in any such pursuit, prosecution, defense or settlement conducted in accordance with Article 4.5(A) and/or Article 4.5(B) at its sole cost and expense; provided always that no Party may settle its Participating Interest share of any claim without first satisfying the Operating Committee that it can do so without prejudicing the interests of the Joint Operations.

     4.6 LIABILITY OF OPERATOR

      (A) Except as set out in this Article 4.6, the Party designated as Operator shall bear no cost, expense or liability resulting from performing the duties and functions of the Operator. Nothing in this Article shall, however, be deemed to relieve the Party designated as Operator from any cost, expense or liability for its Participating Interest share of Joint Operations.

      (B) The Parties shall be liable in proportion to their Participating Interests and shall defend and indemnify Operator, Non-Operator and their agents, employees, officers and directors (the "Indemnitees") from any and all costs, expenses (including reasonable attorneys' fees) and liabilities incident to claims, demands or causes of action of every kind and character brought by or on behalf of any person or entity for damage to or loss of property or the environment, or for injury to, illness or death of any person or entity, which damage, loss, injury, illness or death arises out of or is incident to any act or failure to act by Indemnitees in the conduct of or in connection with Joint Operations regardless of the cause of such damage, loss, injury, illness or death and even though caused in whole or in part by a pre-existing defect, the negligence (whether sole, joint or concurrent), Gross Negligence, strict liability or other legal fault of Operator or Non- Operator (or any such Affiliate performing services for Operator or Non- Operator pursuant to Sections 2.4.2 and 3 of the Accounting Procedure); provided that if any Supervisory or management Personnel of Operator or Non-Operator or any such Affiliates, engage in Gross Negligence and/or Willful Misconduct that proximately causes the Parties to incur cost, expense or liability for such damage, loss, injury, illness or death, then Operator or Non-Operator, as the case may be, shall bear all such costs, expenses and liabilities.

     4.7 INSURANCE OBTAINED BY OPERATOR

      (A) Operator shall procure and maintain or cause to be procured and maintained for the Joint Account all insurance in the types and amounts required by the Contract and applicable laws, rules and regulations.

      (B) Operator shall obtain such further insurance, at competitive rates, as the Operating Committee may from time to time require.

      (C) Any Party may elect not to participate in the insurance to be procured under Article 4.7(B) provided such Party:

              (1)   gives prompt written notice to that effect to Operator;

              (2) does nothing which may interfere with Operator's negotiations for such insurance for the other Parties; and

              (3) obtains and maintains such insurance (in respect of which an annual certificate of adequate coverage from a reputable insurance broker shall be sufficient evidence) or other evidence of financial responsibility which fully covers its Participating Interest share of the risks that would be covered by the insurance procured under Article 4.7 (B), and which the Operating Committee may determine to be acceptable. No such determination of acceptability shall in any way absolve a non-participating Party from its obligation to meet each cash call including any cash call in respect of damages and losses and/or the costs of remedying the same in accordance with the terms of this Agreement. If such Party obtains other insurance, such insurance shall contain a waiver of subrogation in favor of all the other Parties, but only in respect of their interests under this Agreement.

      (D) The cost of insurance in which all the Parties are participating shall be for the Joint Account and the cost of insurance in which less than all the Parties are participating shall be charged to the Parties participating in proportion to their respective Participating Interests.

      (E)  Operator shall, in respect of all insurance obtained pursuant to this
           Article:

              (1) promptly inform the participating Parties when such insurance is obtained and supply them with copies of the relevant policies when the same are issued;

              (2) arrange for the participating Parties, according to their respective Participating Interests, to be named as co-insureds on the relevant policies with waivers of subrogation in favor of all the Parties; and

              (3) duly file all claims and take all necessary and proper steps to collect any proceeds and credit any proceeds to the participating Parties in proportion to their respective Participating Interests.

      (F) Operator shall use its reasonable efforts to require all contractors performing work in respect of Joint Operations to obtain and maintain any and all insurance in the types and amounts required by any applicable laws, rules and regulations or any decision of the Operating Committee and shall use its reasonable efforts to require all such contractors to name the Parties as additional insureds on contractor's insurance policies or to obtain from their insurers waivers of all rights or recourse against Operator and Non-Operators.

     4.8 COMMINGLING OF FUNDS

     Operator shall not commingle with its funds the monies which it receives for the Joint Account pursuant to this Agreement. The Operator shall account to the Non-Operators for the monies of a Non-Operator advanced or paid to Operator, whether for the conduct of Joint Operations or as proceeds from the sale of production under this Agreement. Such monies shall be applied only to their intended use and shall in no way be deemed to be funds belonging to Operator. The Operator shall open and maintain dedicated current and/or deposit accounts in respect of funds in Indian Rupees, United States Dollars and/or any other currency at a bank or banks in India, the United States or elsewhere, in order to deposit and hold funds on behalf of the Parties exclusively for Joint Operations. Where possible, such accounts shall be interest bearing.

     Upon opening a bank account, the Operator shall notify the Non- Operators the name and address of the bank and the account number. Any changes thereafter should be promptly notified by the Operator to the Non-Operators.

     4.9 RESIGNATION OF OPERATOR

     Subject to Article 4.11, Operator may resign as Operator at any time after completion of the Minimum Work Obligation, unless the Parties agree to an earlier date, by so notifying the other Parties at least one hundred and twenty
(120) Days prior to the effective date of such resignation.

     4.10 REMOVAL OF OPERATOR

      (A) Subject to Article 4.11, Operator shall be removed upon receipt of notice from any Non-Operator if:

              (1) An order is made by a court or an effective resolution is passed for the dissolution, liquidation, winding up, or reorganization of Operator;

              (2) Operator dissolves, liquidates or terminates its corporate existence;

              (3) Operator becomes insolvent, bankrupt or makes an assignment for the benefit of creditors; or

              (4) A receiver is appointed for a substantial part of Operator's assets.

              (5) Operator, together with any Affiliate of Operator, is or becomes the holder of a Participating Interest of less then twenty percent (20%).

              (6) There is a direct or indirect change in control of Operator (other than a transfer of control to an Affiliate of Operator). For purposes of this Article control means the ownership directly or indirectly of more than fifty percent (50%).

      (B) Subject to Article 4.11, Operator may be removed by the decision of the Non-Operators if Operator has committed a material breach of this Agreement which Operator has failed to rectify within ninety (90) Days of receipt of a notice from Non-Operators detailing the alleged breach.

           Any decision of Non-Operators to give notice of breach to Operator or to remove Operator under this Article 4.10(B) shall be made by an affirmative vote of two (2) or more of the total number of Non-Operators holding a combined Participating Interest of at least fifty percent (50%). Notwithstanding the above, in case of disagreement between the Non- Operators on giving notice to the Operator, any Non-Operator may, with the approval of the Government, give notice to the Operator. 4.11 APPOINTMENT OF SUCCESSOR When a change of Operator occurs pursuant to Article 4.9 or Article 4.10:

      (A) The Operating Committee shall meet as soon as possible to appoint a successor Operator pursuant to the voting procedure of Article 5.9. However, no Party may be appointed successor Operator against its will.

      (B) If the Operator disputes commission of or failure to rectify a material breach alleged pursuant to Article 4.10(B) and proceedings are initiated pursuant to Article XVIII, no successor Operator may be appointed pending the conclusion or abandonment of such proceedings provided, however, if the arbitrators determine that the Joint Operations are likely to suffer material and/or irreparable harm, they shall have the right to issue an interim order suspending the Operator and appointing a successor Operator.

      (C) If an Operator is removed neither Operator nor any Affiliate of Operator shall have the right to vote for itself on the appointment of a successor Operator, nor be considered as a candidate for the successor Operator.

      (D) A resigning or removed Operator shall be compensated out of the Joint Account for its reasonable expenses directly related to its resignation or removal, except in the case of Article 4.10.

      (E) The Operating Committee shall arrange for the taking of an independent inventory of all Joint Property and Hydrocarbons, and an audit of the books and records of the removed or resigned Operator. Such inventory and audit shall be completed, if possible, no later than the effective date of the change of Operator. The liabilities and expenses of such inventory and audit shall be charged to the Joint Account.

      (F) The resignation or removal of Operator and its replacement by the successor Operator shall not become effective prior to receipt of any necessary governmental approvals.

      (G) Upon the effective date of the resignation or removal, the successor Operator shall succeed to all duties, rights and authority prescribed for Operator. The former Operator shall transfer to the successor Operator custody of all Joint Property, books of account, records and other documents maintained by Operator pertaining to the Contract Area and to Joint Operations. Upon delivery of the above-described property and data, the former Operator shall be released and discharged from all obligations and liabilities as Operator accruing after such date.

                        ARTICLE V - OPERATING COMMITTEE

     5.1 ESTABLISHMENT OF OPERATING COMMITTEE

     To provide for the overall supervision and direction of Joint Operations, there is established an Operating Committee composed of representatives of each Party holding a Participating Interest. Each Party shall appoint one (1) representative and one (1) alternate representative to serve on the Operating Committee. Each Party shall as soon as possible after the date of this Agreement give notice in writing to the other Parties of the name and address of its representative and alternate representative to serve on the Operating Committee. Each Party shall have the right to change its representative and alternate at any time by giving proper notice to such effect to the other Parties.

     5.2 POWERS AND DUTIES OF OPERATING COMMITTEE

     The Operating Committee shall have power and duty to authorize and supervise Joint Operations that are necessary or desirable to fulfill the Contract and properly explore and exploit the Contract Area in accordance with this Agreement and in a manner appropriate in the circumstances. The Operating Committee is the coordinating body for the direction, control and administration of the Joint Operations. The principal functions of the Operating Committee shall be:

      (A) To establish policies from time to time governing various aspects or activities of the Joint Operations.

      (B) To review, approve and revise annual exploration Work Programs and corresponding budgets, as proposed by the Operator.

      (C) To review reports on Joint Operations conducted in the Contract Area including the status of all existing facilities, safety, environmental aspects and equipment availability.

      (D)  To review and approve any proposal for the appraisal of an area.

      (E) To review, revise and approve Work Programs and Budgets for petroleum operations as defined in the Contract and as proposed by the Operator.

      (F) To review and approve Exploration, Appraisal and Development Wells and locations (including locations for wells required for any purposes whatsoever), and transfer of exploitation objectives, Reworking and abandonment of wells.

      (G)  To review and approve well stimulation programs.

      (H)  To review and determine the area to be relinquished, if any.

      (I) To approve appointment of contractors for carrying out any petroleum operations by Operator beyond the authority vested in the Operator under this Agreement.

      (J) To review and approve such other matters with respect to petroleum operations in the Contract Area as may be referred to the Operating Committee by any member of the Operating Committee.

      (K) To refer to the Management Committee and/or the Government whenever applicable matters which require advice or approval of the Management Committee and/or the Government pursuant to the Contract.

      (L)  To review summary operating costs.

     5.3 AUTHORITY TO VOTE

      (A) The representative of a Party, or in his absence his alternate representative, shall be authorized to represent and bind such Party with respect to any matter which is within the powers of the Operating Committee and is properly brought before the Operating Committee. Each such representative shall have a vote equal to the Participating Interest of the Party such person represents. Each alternate representative shall be entitled to attend all Operating Committee meetings but shall have no vote at such meetings except in the absence of the representative for whom he is the alternate. In addition to the representative and alternate representative, each Party may also bring to any Operating Committee meetings such technical and other advisors as it may deem appropriate.

      (B) Any representative shall be entitled, if either he or his alternate is unable to attend a meeting, to cast his vote by telex or facsimile transmission received prior to the time that the vote is taken in the course of the meeting.

      (C) Any representative may by notice to all other representatives, appoint a representative of another Party who consents to such appointment as its proxy to attend a meeting and to exercise the appointing representative's right to vote at that meeting whether as directed by the appointing representative or otherwise. A representative appointed as a proxy and attending a meeting may be present in two (2) separate capacities and may vote accordingly.

     5.4 SUBCOMMITTEES

           The Operating Committee may establish such subcommittees, including technical subcommittees, as the Operating Committee may deem appropriate. The functions of such subcommittees shall be in an advisory capacity or as otherwise determined unanimously by the Parties.

     5.5 NOTICE OF MEETING

      (A) Operator may call a meeting of the Operating Committee by giving notice to the Parties at least fifteen (15) Days in advance of such meeting.

      (B) Any Non-Operator may request a meeting of the Operating Committee by giving proper notice to all the other Parties. Upon receiving such request, Operator shall call such meeting for a date not less than fifteen (15) Days nor more than twenty (20) Days after receipt of the request.

      (C) The notice periods above may be waived at the request of Operator or any Non-Operator with the unanimous consent of all the Parties. In the event of a likely material adverse financial impact to the Joint Operation, no Party may unreasonably withhold waiving the notice period.

     5.6 CONTENTS OF MEETING NOTICE

      (A) Each notice of a meeting of the Operating Committee as provided by Operator shall contain:

              (1)   The date, time and location of the meeting; and

              (2) An agenda of the matters and proposals to be considered and/or voted upon.

      (B) A Party, by notice to the other Parties given not less than seven (7) Days prior to a meeting, may add additional matters to the agenda for a meeting.

      (C) On the request of a Party, and with the unanimous consent of all Parties, the Operating Committee may consider at a meeting a proposal not contained in such meeting agenda.

     5.7 LOCATION AND FREQUENCY OF MEETINGS

     All meetings of the Operating Committee shall be held in Bombay, India, or elsewhere as may be decided by the Operating Committee. The Operating Committee shall meet at least once each two (2) months during the first six (6) months following the Effective Date unless otherwise agreed. Thereafter, the Operating Committee shall meet once every three (3) months unless otherwise agreed.

     5.8 OPERATOR'S DUTIES FOR MEETINGS

      (A) With respect to meetings of the Operating Committee and any subcommittee, Operator's duties shall include, but not be limited to:

              (1)   Timely preparation and distribution of the agenda;

              (2)   Organization and conduct of the meeting; and

              (3)   Preparation of a written record or minutes of each meeting.

      (B) Operator shall have the right to appoint the chairman of the Operating Committee and all subcommittees.

     5.9 VOTING PROCEDURE

     Except as otherwise expressly provided in this Agreement, all decisions, approvals and other actions of the Operating Committee on all proposals coming before it under this Agreement shall be decided by the affirmative vote of the Parties then having collectively one hundred percent (100%) of the Participating Interests. In the event the Operating Committee cannot agree upon a Work Program and Budget relating to the Minimum Work Obligation, the matter shall be referred to the Management Committee by any Party for review and decision. The Management Committee shall decide such issue within twenty (20) Days or as otherwise mutually agreed. If all of the Parties do not agree with the Management Committee decision, the Parties in agreement shall be entitled to proceed in accordance with Article VII hereof. If the Management Committee cannot agree, the matter shall be referred to arbitration or a sole expert.

     5.10 RECORD OF VOTES

     The chairman of the Operating Committee shall appoint a secretary who shall make a record of each proposal voted on and the results of such voting at each Operating Committee meeting. Each representative shall sign and be provided a copy of such record at the end of such meeting and it shall be considered the final record of the decisions of the Operating Committee.

     5.11 MINUTES

     The secretary shall provide each Party with a copy of the minutes of the Operating Committee meeting within ten (10) Days after the end of the meeting. Each Party shall have ten (10) Days after receipt of such minutes to give notice of its objections to the minutes to the secretary. A failure to give notice specifying objection to such minutes within said ten (10) Day period shall be deemed to be approval of such minutes. In any event, the votes recorded under
Article 5.10 shall take precedence over the minutes described above.

     5.12 VOTING BY NOTICE

      (A) In lieu of a meeting, Operator may submit any proposal for a decision of the Operating Committee by giving each representative proper notice describing the proposal so submitted. Each Party shall communicate its vote by proper notice to Operator and the other Parties within one of the following appropriate time periods after receipt of Operator's notice:

              (1) Twenty-four (24) hours in the case of operations which involve the use of a drilling rig that is standing by in the Contract Area.

              (2)   Thirty (30) Days in the case of all other proposals.

              (3) Thirty (30) Days in the case of an AFE or supplemental AFE if submitted pursuant to Article 6.9(A).

      (B) Except in the case of Article 5.12(A)(1), any Non-Operator may by notice delivered to all Parties within twenty (20) Days of receipt of Operator's notice request that the proposal be decided at a meeting rather than by notice. In such an event, that proposal shall be decided at a meeting duly called for that purpose.

      (C) Except as provided in Article X, any Party failing to communicate its vote in a timely manner shall be deemed to have voted against such proposal.

      (D) If a meeting is not requested, then at the expiration of the appropriate time period, Operator shall give each Party a confirmation notice stating the tabulation and results of the vote.

     5.13 EFFECT OF VOTE

     All decisions taken by the Operating Committee pursuant to this Article, shall be conclusive and binding on all the Parties, except that:

      (A) If pursuant to this Article, a Joint Operation has been properly proposed to the Operating Committee and the Operating Committee has not approved such proposal in a timely manner, then any Party shall have the right for the appropriate period specified below to propose in accordance with Article VII, an Exclusive Operation involving operations essentially the same as those proposed for such Joint Operation. No Exclusive Operation shall be conducted which conflicts with a Joint Operation.

              (1) For proposals involving the use of a drilling rig that is standing by in the Contract Area, such right shall be exercisable for twenty-four (24) hours after the time specified in Article 5.12(A)(1) has expired.

              (2) For proposals to develop a Discovery, such right shall be exercisable for ten (10) Days after the date the Operating Committee was required to consider such proposal pursuant to
                    Article 5.6 or Article 5.12;

              (3) For all other proposals, such right shall be exercisable for five (5) Days after the date the Operating Committee was required to consider such proposal pursuant to Article 5.6 or Article 5.12.

      (B) If a Party voted against any proposal to be conducted as an Exclusive Operation pursuant to Article VII, then such Party shall have the right not to participate in the operation contemplated by such approval. Any such Party wishing to exercise its right of non-consent must give notice of non-consent to all other Parties within five (5) Days (or within twenty-four (24) hours if the drilling rig to be used in such operation is standing by in the Contract Area) following Operating Committee approval of such proposal. The Parties that were not entitled to give or did not give notice of non-consent shall be Consenting Parties as to the operation contemplated by the Operating Committee approval, and shall conduct such operation as an Exclusive Operation under Article VII. Any Party that gave notice of non-consent shall be a Non-Consenting Party as to such Exclusive Operation.

      (C) If the Consenting Parties to an Exclusive Operation under Article 5.13(A) or Article 5.13(B) concur, then the Operating Committee may, at any time, pursuant to this Article, reconsider and approve, decide or take action on any proposal that the Operating Committee declined to approve earlier, or modify or revoke an earlier approval, decision or action.

      (D) Once a Joint Operation for the drilling, Deepening, Testing, Sidetracking, Plugging Back, Completing, Recompleting, Reworking or plugging of a well, has been approved and commenced, such operation shall not be discontinued without the consent of the Operating Committee; provided, however, that such operation may be discontinued, if:

              (1) an impenetrable substance or other condition in the hole is encountered which in the reasonable judgment of Operator, after consultation with the Non-Operators, causes the continuation of such operation to be impractical; or

              (2) other circumstances occur which in the reasonable judgment of Operator causes the continuation of such operation to be unwarranted and after notice the Operating Committee within the period required under Article 5.12(A)(1) approves discontinuing such operation.

           On the occurrence of either of the events listed under Article 5.13(D)(1) or Article 5.13(D)(2), Operator shall promptly notify the Parties with all available details that such operation is being discontinued pursuant to the foregoing, and any Party shall have the right to propose in accordance with Article VII an Exclusive Operation to continue such operation.

                     ARTICLE VI - WORK PROGRAMS AND BUDGETS

     In the conduct of Joint Operations, Operator shall perform Joint Operations in accordance with the provisions of the Contract, this Agreement and the instructions of the Operating Committee and conduct all Joint Operations in a diligent, safe and efficient manner in accordance with international petroleum industry practices and conservation principles generally followed by the international petroleum industry under similar circumstances.

     6.1 PREPARATION OF WORK PROGRAM AND BUDGET

     Subject to Article 6.14, on or before the first (1st) Day of November of each Year, the Operator shall submit to the Parties a recommended Work Program and Budget containing the Minimum Work Obligation for the Contract Area for the subsequent Financial Year as per Exhibit "D". At the same time as that Financial Year's Work Program and Budget is submitted, a provisional Work Program and Budget containing the Minimum Work Obligation for the next succeeding Financial Year shall be presented by the Operator.

     6.2 ADOPTION OF WORK PROGRAM AND BUDGET AND SUBMISSION TO MANAGEMENT COMMITTEE

     Subject to Article 6.14, on or before the first (1st) of December of each year, the Operating Committee shall agree upon and adopt a Work Program and Budget for the subsequent Financial Year. At the time of agreeing upon and adopting a Work Program and Budget, the Operating Committee shall provisionally consider, but not act upon or adopt, a Work Program and Budget for the next succeeding Financial Year. As soon as possible after the adoption of a Work Program and Budget, Operator shall provide a copy thereof to each Party. The Operator shall timely submit such Work Programs and Budgets to the Management Committee as required pursuant to Articles 4.2 and 5.6 of the Contract. Any proposed revision of a Work Program and Budget submitted to the Operating Committee shall be considered by the Operating committee within twenty- eight
(28) Days after its submission and, to the extent same is approved, shall be submitted by the Operator for consideration by the Management Committee pursuant to Article 4.3 of the Contract.

     6.3 SUBDIVISION OF WORK PROGRAM AND BUDGET AND BUDGET ITEMS AND TRANSFERS

     Each Work Program and Budget shall be subdivided, as illustrated in Exhibit "D", to include three (3) major functional categories: Exploration and Appraisal, Development and Production; and each of those categories shall be further subdivided into subcategories consisting of one or more individual projects/programmed activities. Purchases of materials and supply inventory not specifically made for a designated project/programmed activity shall be budgeted as a separate item. Each individual project/programmed activity shall be identified as either "Firm" or "Contingent" depending upon the degree of complete details furnished at the time of presentation of the Work Program and Budget.

      (A) For a project to be considered "Firm" within the budget, it will require program description, objectives and cost estimate along with the basis therefor, sufficiently complete and in such detail as to allow thorough evaluation of the project.

      (B) Projects which do not meet the requirements of Article 6.3(A) at the time the Work Program and Budget is approved by the Operating Committee may also be included in the Work Program and Budget for approval in principle and such projects shall be considered "Contingent". Such projects shall not be implemented without approval of the Operating Committee except as provided in this Article 6.3(B). Any project or group of projects shall be transferred from Contingent to Firm upon approval of the Operating Committee. From time to time throughout the Financial Year, the Operator shall endeavour to provide further specific information necessary for the Operating Committee to evaluate Contingent projects for the purpose of such transfer. Upon receipt of such information, Parties may not unreasonably withhold approval for the transfer of a project from the Contingent to the Firm category. In the event the Operating Committee is unable to agree, the matter shall be submitted by any Party to the Management Committee for approval. A project not in the Minimum Work Obligation which fails to obtain Operating Committee approval for transfer may be transferred by any Party provided that Party is prepared to undertake the project as an Exclusive Operation pursuant to Article VII.

     6.4 FULFILLMENT OF MINIMUM WORK OBLIGATION

     Parties shall not unreasonably withhold approval of the projects/programmed activities covered in the annual Work Program and Budget as Minimum Work Obligations or at least that part of such Minimum Work Obligations required to be carried out to maintain the Contract in force. In case of failure of the Operating Committee to approve the Work Program and Budget related to projects/programmed activities included under Minimum Work Obligations, any Party may refer the issue to the Management Committee for approval.

     6.5 EXPLORATION AND APPRAISAL

     Parties acknowledge and agree that neither exploration nor appraisal work may be conducted within any Field which is so designated as of the Effective Date.

      (A) Notwithstanding the foregoing, Exploration and/or Appraisal Wells may be proposed without limitation as to location, provided, however, that if such location is within a Development Area, such well shall not be commenced without prior approval of the Operating Committee. In the event such well within the Development Area includes an objective Zone which is the stratigraphic equivalent of the Zone or Zones included in the Field and the location is outside the Field, then, provided that production from such Zone does not interfere with production from the Zone/Zones developed or to be developed in the Field, Operating Committee approval shall not be unreasonably withheld.

      (B) If the proposed Work Program and Budget includes an Exploration Well and/or Appraisal Well, the budget approval shall include the cost of drilling, completing and testing such Exploration/Appraisal Well. For this purpose the Operator shall provide necessary details/information required for the Operating Committee to assess the need/desirability of such Exploration/Appraisal Well.

      (C) If a New Discovery is made, Operator shall deliver any notice of New Discovery required under the Contract and shall, as soon as possible, submit to the Parties a report containing available details concerning the New Discovery and Operator's recommendation as to whether the New Discovery merits appraisal. The Operating Committee shall meet and decide within forty-five (45) Days whether the New Discovery merits appraisal. If the Operating Committee determines that the New Discovery merits appraisal, Operator, within thirty (30) Days, shall deliver to the Parties a proposed Work Program and Budget for the appraisal of the New Discovery. Within twenty (20) Days of such delivery, or earlier if necessary to meet any applicable deadline under the Contract, the Operating Committee shall meet to consider, modify and then either approve or reject the appraisal Work Program and Budget. If the appraisal Work Program and Budget is approved by the Operating Committee, Operator shall take such steps as may be required under the Contract to secure approval of the appraisal Work Program and Budget by the Management Committee and/or the Government, whichever is applicable. In the event the Management Committee and/or the Government, whichever is applicable, requires changes in the appraisal Work Program and Budget,the matter shall be resubmitted to the Operating Committee for further consideration.

      (D) Any Party desiring to propose a Completion attempt, or an alternative Completion attempt, must do so within the time period provided in
           Article 5.12(A)(1) by notifying all other Parties. The Operator shall prepare the AFE for such Completion costs and provide same to the Parties.

      6.6  DEVELOPMENT OF NEW DISCOVERY

      (A) If the Operating Committee determines that a Discovery may be commercial, the Operator shall, as soon as practicable, but not later than ninety (90) Days after completing the appraisal referred to in
           Article 6.5(C), deliver to the Parties a Development Plan together with the Work Program and Budget for the remainder of the Financial Year and a provisional Work Program and Budget for the next succeeding Financial Year along with annual projections for the remainder of the development of the New Discovery. The Work Programs and Budgets proposed by the Operator shall contain, inter alia:

              (1) Details of the proposed work to be undertaken, personnel required and expenditures to be incurred, including the timing of same, on a Financial Year basis;

              (2)   An estimated date for the commencement of production;

              (3)   A delineation of the proposed Exploitation Area; and

              (4)   Any other information requested by the Operating Committee.

      (B) After receipt of the Development Plan, or earlier if necessary to meet any applicable deadline under the Contract, the Operating Committee shall meet to consider, modify and then either approve or reject within ninety (90) Days the Development Plan and the Work Program and Budget for the remainder of the Financial Year for the development submitted by Operator. If the Development Plan is approved by the Operating Committee, Operator shall, as soon as possible, deliver any notice of Commercial Discovery required under the Contract and take such other steps as may be required under the Contract to secure approval of the Development Plan by the Management Committee and/or Government, whichever is applicable. In the event the Management Committee and/or Government, whichever is applicable, requires changes in the Development Plan, the matter shall be resubmitted to the Operating Committee for further consideration. If the Development Plan is approved, such work shall be incorporated into and form part of the annual Work Programs and Budgets.

     6.7 ITEMIZATION OF EXPENDITURES

      (A) During the preparation of the proposed Work Programs and Budgets and Development Plans contemplated in this Article, Operator shall consult with the Operating Committee regarding the contents of such Work Programs and Budgets and Development Plans.

      (B) Each Work Program and Budget and Development Plan submitted by Operator shall contain an itemized estimate of the costs of Joint Operations and all other expenditures to be made for the Joint Account during the Financial Year in question.

      (C) The Work Program and Budget shall designate the portion or portions of the Contract Area in which Joint Operations itemized in such Work Program and Budget are to be conducted and shall specify the kind and extent of such operations in such detail as the Operating Committee may deem suitable.

     6.8 CONTRACT AWARDS

      (A) Operator shall award, except for an award to an Affiliate, each contract for Joint Operations on the following basis (the amounts stated are in thousands of U.S. dollars):

                             PROCEDURE A       PROCEDURE B          PROCEDURE C
Applicable to Exploration,
Appraisal, Development
and Production              $100 to $500     $500 to $3,000          >=$3,000
Operations

           Operator shall not award a contract exceeding US$20,000 to an Affiliate without prior approval of the Operating Committee, provided, however, that the service agreement under which EOGIL secures technical, administrative and related support subject to Sections 2.4.2 and 3.1 of Exhibit "A", Accounting Procedure, shall not be subject to the provisions of this Article 6.8.

           For contracts valued less than the lower limit of Procedure A, Operator shall award the contract to the best qualified contractor as determined in accordance with Operator's purchasing policies set forth in EOGIL's purchasing policy and procedure, Number 9401. Operator shall inform the Non-Operators of such awards every month.

     PROCEDURE A

     Operator shall:

              (1) Provide the Parties with a list of all the entities approved by the Operating Committee as per Article 6.8(C) for the applicable category of the contract, along with other entities, if any, from whom the Operator proposes to invite tender;

              (2) Add to such list entities whom a Party requests to be added within five (5) Business Days of receipt of such list;

              (3) If and when any Party so requests, Operator shall evaluate any entity listed in (1) and (2) above to assure that entity is qualified as based on the qualification criteria agreed in accordance with Article 6.8(B), to perform under the contract;

              (4) Complete the tendering process within a reasonable period of time;

              (5) Circulate to all Parties a comparative bid analysis stating Operator's choice of the entity for award of contract. Provide also reasons for such choice in case entity chosen is not the lowest bidder;

              (6) Inform all the Parties of the entities to whom the contract has been awarded; and (7) Upon the request of a Party, provide such Party with a copy of the final version of the contract awarded.

     PROCEDURE B

     Operator shall:

              (1) Provide the Parties with a list of all the entities approved by the Operating Committee as per Article 6.8(C) for the applicable category of the contract, along with other entities, if any, from whom the Operator proposes to invite tender;

              (2) Add to such list entities whom a Party requests to be added within five (5) Business Days of receipt of such list;

              (3) If and when any Party so requests, Operator shall evaluate any entity listed in (1) and (2) above to assure that entity is qualified as based on the qualification criteria agreed in accordance with Article 6.8(B), to perform under the contract;


              (4) Complete the tendering process within a reasonable period of time;

              (5) Circulate to all Parties a comparative bid analysis stating Operator's choice of the entity for award of contract. Provide also reasons for such choice in case the entity chosen is not the lowest bidder. If the bid selected is not the lowest bid, obtain prior approval of the Operating Committee for award of contract;

              (6) Award the contract accordingly and inform all the Parties of the entities to whom the contract has been awarded; and

              (7) Upon the request of a Party, provide such Party with a copy of the final version of the contract awarded.

     PROCEDURE C

     Operator shall:

              (1) Publish invitations for parties to pre-qualify for the proposed contract in one (1) daily national India newspaper, provide to Non-Operators a list of responding parties and an analysis of their qualifications for the contract being contemplated, and include those who qualify, as per the pre-qualification criteria approved as per Article 6.8(B), in the list of entities whom Operator proposes to invite to tender for the said contract;

              (2) Provide the Parties with a total list of all the entities selected as (1) above and all the entities approved by the Operating Committee as per Article 6.8(C) for the applicable category of the contract, along with other entities, if any, from whom the Operator proposes to invite tender;

              (3) Add to such list entities whom a Party requests to be added within five (5) Business Days of receipt of such list;


              (4) If and when any Party so requests, Operator shall evaluate any entity listed in (2) and (3) above to assure that entity is qualified as based on the qualification criteria agreed in accordance with Article 6.8(B), to perform under the contract;


              (5) Prepare and dispatch the tender documents to the entities on the list as aforesaid and to Non-Operators;

              (6) After the expiration of the period allowed for tendering, consider and analyze the details of all bids received;

              (7) Prepare and circulate to the Parties a comparative bid analysis, stating Operator's recommendation as to the entity to whom the contract should be awarded, the reasons therefor, and the technical, commercial and contractual terms to be agreed upon;

              (8) Obtain the approval of the Operating Committee to the recommended bid. However, failing Operating Committee approval, any Party may refer the issue to Management Committee for decision; and

              (9) Award the contract accordingly and upon the request of a Party, provide such Party with a copy of the final version of the contract.

      (B) A set of vendor qualification criteria for each major category of vendor shall be proposed by the Operator and approved by the Operating Committee within thirty (30) Days of its submittal. In the event the Operating Committee fails to approve vendor qualification criteria within thirty (30) Days of the date the same is first submitted by the Operator, the matter shall be referred to the Management Committee for decision. The Operating Committee may revise the qualification criteria.

      (C) It is anticipated that, in order to expedite Joint Operations, contracts will be awarded to qualified vendors who are identified as approved vendors as to specified activities, supplies and/or work as per the applicable Agreement procedure. A list of such approved vendors shall first be established as follows: Operator shall:

              (1) Provide the Parties with a list of the entities whom Operator proposes to invite to tender for contracts; and

              (2) Add to such list entities whom a Party requests to be added within fourteen (14) Days of receipt of such list; and obtain approval of the Operating Committee within thirty
                    (30) Days of its submittal to the Operating Committee by the Operator. Such list shall thereafter be maintained by the Operator. The Operating Committee may add to or delete vendors from such list.

     6.9 AUTHORIZATION FOR EXPENDITURE ("AFE") PROCEDURE


      (A) Prior to incurring any commitment or expenditure which exceeds the expenditure guidelines specified in this Article 6.9, Operator shall send to each Non-Operator an AFE containing Operator's best estimate of the total funds required to carry out such work, the estimated timing of expenditures, and any other necessary supportive information. The Operator shall send to each Non-Operator an AFE containing the information specified above for the following:

              (1)   Each project involving seismic acquisition and processing;

              (2)   Each Exploration and Appraisal Well;

              (3)   Each Development Well or group of Development Wells;

              (4) Deepening of any well below original total depth, involving exploratory footage;

              (5) Workovers or Reworking a well costing in excess of US$200,000 for any well, including deepening into development Zones;

              (6)   Each platform or group of platforms;

              (7)   Each subsea pipeline/major pipeline;

              (8) Equipping of Wells exceeding One Hundred Thousand U.S. Dollars (US$100,000) if not already included in an AFE. Equipping of wells includes generally the purchase and installation of equipment and material for lifting, heating, storing and otherwise handling production;

              (9) Individual construction projects and equipment not already included in an AFE, exceeding One Hundred Thousand U.S. Dollars (US$100,000) each;

              (10) Commitments for purchases of advance materials for projects not yet approved shall be aggregated and included in an AFE covering a Calendar Quarter;

              (11) Any other project/programmed expenditure not included above in this Article 6.9 estimated to be in excess of One Hundred Fifty Thousand U.S. Dollars (US$150,000).

      (B) The restrictions contained in this Article shall be without prejudice to Operator's rights to make expenditures as set out in Article 4.2(B)(11) and Article 13.5.

      (C) Parties agree that, except as otherwise provided in Article 6.9(A)(5), operating costs and deposits as further specified below in this Article 6.9(C) shall not require AFEs. Such costs shall be reported as against the appropriate budget line item and variances from the budgeted amounts shall be reviewed by the Operating Committee. Operating cost means costs and expenditures of a recurring nature, incurred after the commencement of production in the operation and maintenance of property and necessary for production and handling of produced Petroleum. Costs of a similar nature incurred prior to production commencement shall be provided for in the appropriate AFE(s) in accordance with Article 6.9(A)(1) through
           (A)(9). Deposits mean non-recurring refundable or adjustable payments toward security/ surety including, but not limited to, expatriate employee housing and office building rental deposits. Operating costs are categorized and detailed as Production Costs [except that workovers or Reworking a well shall be subject to Article 6.9(A)(5)]and general and administrative costs, which costs are contained in categories III and IV of Exhibit "D", Work Program and Budget. Deposits are listed in the "Deposit" section of category V of Exhibit "D".

     6.10 SUPPLEMENTARY AFES

     Operator shall submit a supplemental AFE for approval when it is anticipated that an AFE will be overexpended by more than ten percent (10%), which approval shall not be unreasonably withheld.

     6.11 APPROVAL OF AFES

     Except as herein otherwise provided, Operator shall be required to obtain approval of an AFE prior to undertaking the work. AFE approval shall be confirmed by returning a signed copy of the AFE to the Operator. Parties shall respond to requests for approval of AFEs within fourteen (14) Days of receipt. A failure to respond to an AFE within this time period shall be deemed an approval of such AFE.

     6.12 APPROVAL OF AFE NOT TO BE UNREASONABLY WITHHELD

     After approval of the Work Program and Budget by the Operating Committee and the Management Committee, no Party may withhold approval of an AFE for any project contained in the Firm budget category unless there is a material variance between the AFE and the project so approved.

     6.13 OVEREXPENDITURES OF WORK PROGRAMS AND BUDGETS

     Cumulative total of all overexpenditures for a Financial Year shall not exceed five percent (5%) of the total Work Program and Budget as currently approved.

     6.14 WORK PROGRAM AND BUDGET FOR INITIAL PERIOD

     The Development Plan together with the corresponding Work Program and Budget for the period ending 31 March 1996 ("Initial Period") shall be submitted to the Operating Committee for approval as soon as possible following the Effective Date. The Operating Committee shall approve the Development Plan and corresponding Work Program and Budget within thirty (30) Days and as soon as practicable thereafter, the Operator shall submit same to the Management Committee. In the event the Operating Committee is unable to approve the Work Program and Budget for the Initial Period by the due date specified in this
Article 6.14, any Party may refer the matter to the Management Committee for decision.

               ARTICLE VII - OPERATIONS BY LESS THAN ALL PARTIES

     7.1 LIMITATION ON APPLICABILITY

      (A) Subject to the Contract, any operation beyond the Minimum Work Obligation can be proposed as a Joint Operation. In the event of difference of opinion among the Parties for taking the operation as Joint Operation, the same may be conducted as Exclusive Operation by the willing Parties subject to provisions of Article VII. All operations shall be conducted as Joint Operations under Article V, or as Exclusive Operations under this Article. No Exploration Well or Appraisal Well which is an Exclusive Well may be Completed in any Field which is so designated as of the Effective Date. If a proposal for an Exploration Well/Appraisal Well for Zones other than those in the Field leads to an Exclusive Operation and such well is located in the Development Area of a Field but outside the Field which is so designated as of the Effective Date, then, in such case, each Non-Consenting Party/Parties shall have a right to place a representative at the site during drilling, Completion and testing and recompleting and Reworking of such a well. No Exclusive Operation shall be conducted which conflicts with Joint Operations. Determination as to whether or not a conflict exists shall be made by the unanimous vote of the Operating committee. If the Operating Committee cannot agree, the matter can be referred to a sole expert or arbitration.

      (B) Except as otherwise herein provided, operations which are required to fulfill the Minimum Work Obligations must be proposed and conducted as Joint Operations under Article V, and shall not be proposed or conducted as Exclusive Operations under this Article.

      (C) No Party may propose or conduct an Exclusive Operation under this Article, unless and until such Party has properly exercised its right to propose an Exclusive Operation pursuant to Article 5.13, or is entitled to conduct an Exclusive Operation pursuant to Article X.

     7.2 PROCEDURE TO PROPOSE EXCLUSIVE OPERATIONS

      (A) Subject to Article 7.1, if any Party proposes to conduct an Exclusive Operation, such Party shall give notice of the proposed operation to all Parties, other than Parties who have relinquished their Participating Interest in the Exploitation Area in which the proposed operation is to be conducted. Such notice shall specify that such operation is proposed as an Exclusive Operation, the work to be performed, the location, the objectives, and estimated cost of such operation.

      (B) Any Party entitled to receive such notice shall have the right to participate in the proposed operation.

              (1) For proposals to Deepen, Test, Complete, Sidetrack, Plug Back, Recomplete or Rework involving the use of a drilling rig that is standing by in the Contract Area, any such Party wishing to exercise such right must so notify Operator within twenty-four (24) hours after receipt of the notice proposing the Exclusive Operation.

              (2) For proposals to develop a Discovery, any Party wishing to exercise such right must so notify the Party proposing to develop within twenty (20) Days after receipt of the notice proposing the Exclusive Operation.

              (3) For all other proposals, any such Party wishing to exercise such right must so notify Operator within ten (10) Days after receipt of the notice proposing the Exclusive Operation;

      (C) Failure of a Party to whom a proposal notice is delivered to properly reply within the period specified above shall constitute an election by that Party not to participate in the proposed operation.

      (D) If all Parties properly exercise their rights to participate, then the proposed operation shall be conducted as a Joint Operation. The Operator shall commence such Joint Operation as promptly as practicable and conduct it with due diligence.

      (E) If less than all Parties entitled to receive such proposal notice properly exercise their rights to participate, then:

              (1) The Party proposing the Exclusive Operation, together with any other Consenting Parties, shall have the right exercisable for the applicable notice period set out in
                    Article 7.2(B), to instruct Operator (subject to Article 7.9(G)) to conduct the Exclusive Operation.

              (2) If the Exclusive Operation is conducted, the Consenting Parties shall bear the sole liability and expense of such Exclusive Operation in a fraction, the numerator of which is such Consenting Party's Participating Interest as stated in
                    Article 3.1(A) and the denominator of which is the aggregate of the Participating Interests of the Consenting Parties as stated in Article 3.1(A), or in such other proportion totaling one hundred percent (100%) of such liability and expense as the Consenting Parties may agree.

              (3) If such Exclusive Operation has not been commenced within ninety (90) Days (excluding any extension specifically agreed by all Parties or allowed by the force majeure provisions of Article XVI), the right to conduct such Exclusive Operation shall terminate. If any Party still desires to conduct such Exclusive Operation, written notice proposing such operation must be resubmitted to the Parties in accordance with Article V, as if no proposal to conduct an Exclusive Operation had been previously made.

     7.3 RESPONSIBILITY FOR EXCLUSIVE OPERATIONS

      (A) The Consenting Parties shall bear in accordance with the Participating Interests agreed under Article 7.2(E) the entire cost and liability of conducting an Exclusive Operation and shall indemnify the Non-Consenting Parties from any and all costs and liabilities incurred incident to such Exclusive Operation (including but not limited to all costs, expenses or liabilities for environmental, consequential, punitive or any other similar indirect damages or losses arising from business interruption, reservoir or formation damage, inability to produce petroleum, loss of profits, pollution control and environmental amelioration or rehabilitation) and shall keep the Contract Area free and clear of all liens and encumbrances of every kind created by or arising from such Exclusive Operation.

      (B) Notwithstanding Article 7.3(A), each Party shall continue to bear its Participating Interest share of the cost and liability incident to the operations in which it participated, including but not limited to plugging and abandoning and restoring the surface location, but only to the extent those costs were not increased by the Exclusive Operation.

     7.4 CONSEQUENCES OF EXCLUSIVE OPERATIONS

      (A) With regard to any Exclusive Operation, for so long as a Non-Consenting Party has the option to re-instate the rights it relinquished under Article 7.4(B) below, such Non-Consenting Party shall be entitled to have access concurrently with the Consenting Parties, to all data and other information relating to such Exclusive Operation, other than G & G Data obtained in an Exclusive Operation. If a Non-Consenting Party desires to receive and acquire the right to use such G & G Data, then such Non-Consenting Party shall have the right to do so by paying to the Consenting Parties its Participating Interest share as set out in Article 3.1(A) of the cost incurred in obtaining such G & G Data.

      (B) With regard to any Exclusive Operation and subject to Article 7.4(C) and Article 7.8 below, each Non-Consenting Party shall be deemed to have relinquished to the Consenting Parties, and the Consenting Parties shall be deemed to own, in proportion to their respective Participating Interests in the Exclusive Operation:

              (1) All of each such Non-Consenting Party's right to participate in further operations on any Discovery made in the course of such Exclusive Operation; and

              (2) All of each such Non-Consenting Party's right pursuant to the Contract to take and dispose of Hydrocarbons produced and saved:

                   (a) From the well in which such Exclusive Operation was conducted, and

                   (b) From any wells drilled to appraise or develop a Discovery.

      (C) A Non-Consenting Party shall have the following and only the following options to reinstate the rights it relinquished pursuant to
           Article 7.4(B):

              (1) If the Consenting Parties decide to appraise a Discovery made in the course of an Exclusive Operation, the Consenting Parties shall submit to each Non-Consenting Party the approved appraisal program. For thirty (30) Days (or forty-eight (48) hours if the drilling rig which is to be used in such appraisal program is standing by in the Contract Area) from receipt of such appraisal program, each Non- Consenting Party shall have the option to reinstate the rights it relinquished pursuant to Article 7.4(B) and to participate in such appraisal program. The Non-Consenting Party may exercise such option by notifying Operator within the period specified above that such Non-Consenting Party agrees to bear its Participating Interest share of the expense and liability of such appraisal program, to pay the lump sum amount as set out in Article 7.5(A) and to pay the Cash Premium as set out in Article 7.5(B).

              (2) If the Consenting Parties decide to develop a Discovery made or appraised in the course of an Exclusive Operation, the Consenting Parties shall submit to the Non-Consenting Parties a Development Plan substantially in the form intended to be submitted to the Government under the Contract. For sixty (60) Days from receipt of such Development Plan or such lesser period of time prescribed by the Contract, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to
                    Article 7.4(B) and to participate in such Development Plan. The Non-Consenting Party may exercise such option by notifying the Party proposing to act as Operator for such Development Plan within the period specified above that such Non-Consenting Party agrees to bear its Participating Interest share of the liability and expense of such Development Plan and such future operating and producing costs, to pay the lump sum amount as set out in Article 7.5(A) and to pay the Cash Premium as set out in Article 7.5(B).

      (D) If a Non-Consenting Party does not properly and in a timely manner exercise such option, including paying in a timely manner in accordance with Article 7.5, all lump sum amounts and Cash Premiums, if any, due to the Consenting Parties, such Non-Consenting Party shall have forfeited the options as set out in Article 7.4(C) and the right to participate in the proposed program, unless such program, plan or operation is materially modified or expanded.

      (E) A Non-Consenting Party shall become a Consenting Party with regard to an Exclusive Operation at such time as the Non-Consenting Party gives proper notice pursuant to Article 7.4(C); provided that such Non-Consenting Party shall in no way be deemed to be entitled to any lump sum amount Cash Premium paid incident to such Exclusive Operation. The Participating Interest of such Non-Consenting Party in such Exclusive Operation shall be its Participating Interest set out in Article 3.1(A).

           The Consenting Parties shall contribute in proportion to their respective Participating Interests in such Exclusive Operation, the Participating Interest of the Non-Consenting Party. If all Parties participate in the proposed operation, then such operation shall be conducted as a Joint Operation pursuant to Article V.

      (F) If after the expiry of the period in which a Non-Consenting Party may exercise its option to participate in a Development Plan, the Consenting Parties desire to proceed with the said Development Plan, the Party chosen by the Consenting Parties to act as Operator for such development, shall give notice to the Government under the appropriate provision of the Contract requesting a meeting to advise the Government that the Consenting Parties consider the Discovery to be a Commercial Discovery. Following such meeting such Operator for such development shall apply for an Exploitation Area. Unless the Development Plan is materially modified or expanded prior to the commencement of operations under such plan, each Non-Consenting Party to such Development Plan shall not participate in such Exploitation Area covering such development and shall forfeit all interest in such Exploitation Area. Such Non-Consenting Party shall be deemed to have withdrawn from this Agreement to the extent it relates to such Exploitation Area, even if the Development Plan is modified or expanded subsequent to the commencement of operations under such Development Plan.

     7.5 PREMIUM TO PARTICIPATE IN EXCLUSIVE OPERATIONS

      (A) Within thirty (30) Days of the exercise of its option under Article 7.4(C), each such Non-Consenting Party shall pay in immediately available funds to the Consenting Parties who took the risk of such Exclusive Operations in proportion to their respective Participating Interests in such Exclusive Operations a lump sum amount payable in the currency designated by such Consenting Parties. Such lump sum amount shall be equal to such Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in Exclusive Operations relating to the Discovery, or well, as the case may be, in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to Article 7.4(B), and that were not previously paid by such Non-Consenting Party.

      (B) In addition to Article 7.5(A), if a Cash Premium is due, then within thirty (30) Days of the exercise of its option under Article 7.4(C) each such Non-Consenting Party shall pay in immediately available funds, in the currency designated by the Consenting Parties who took the risk of such Exclusive Operations, to such Consenting Parties in proportion to their respective Participating Interests a Cash Premium equal to the total of:

              (1) Two hundred percent (200%) of such Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the obtaining of the portion of the G & G Data which pertains to the Discovery, and that were not previously paid by such Non-Consenting Party; plus

              (2) Eight hundred percent (800%) of such Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Exploration Well which made the Discovery in which the Non- Consenting Party desires to reinstate the rights it relinquished pursuant to
                    Article 7.4(B), and that were not previously paid by such Non-Consenting Party; plus

              (3) Five hundred percent (500%) of the Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Appraisal Well(s) which delineated the Discovery in which the Non- Consenting Party desires to reinstate the rights it relinquished pursuant to
                    Article 7.4(B), and that were not previously paid by such Non-Consenting Party.

     7.6 ORDER OF PREFERENCE OF OPERATIONS

      (A) Except as otherwise specifically provided in this Agreement, if any Party desires to propose the conduct of an operation that will conflict with an existing proposal for an Exclusive Operation, such Party shall have the right exercisable for five (5) Days, or twenty-four (24) hours if the drilling rig to be used is standing by in the Contract Area, from receipt of the proposal for the Exclusive Operation, to deliver to all Parties entitled to participate in the proposed operation such Party's alternative proposal. Such alternative proposal shall contain the information required under
           Article 7.2(A).

      (B) Each Party receiving such proposals shall elect by delivery of notice to Operator within the appropriate response period set out in Article 7.2(B) to participate in one of the competing proposals. Any Party not notifying Operator within the response period shall be deemed not to have voted.

      (C) The proposal receiving the largest aggregate Participating Interest vote shall have priority over all other competing proposals. In the case of a tie vote, the Operator shall choose among the proposals receiving the largest aggregate Participating Interest vote. Operator shall deliver notice of such result to all Parties entitled to participate in the operation within five (5) Days of the end of the response period, or twenty-four (24) hours if the drilling rig to be used is standing by in the Contract Area.

      (D) Each Party shall then have two (2) Days (or twenty-four (24) hours if the drilling rig to be used is standing by in the Contract Area) from receipt of such notice to elect by delivery of notice to Operator whether such Party will participate in such Exclusive Operation, or will relinquish its interest pursuant to Article 7.4(B). Failure by a Party to deliver such notice within such period shall be deemed an election not to participate in the prevailing proposal.

     7.7 STAND BY COSTS

      (A) When an operation has been performed, all tests have been conducted and the results of such tests furnished to the Parties, stand by costs incurred pending response to any Party's notice proposing an Exclusive Operation for Deepening, Testing, Sidetracking, Completing, Plugging Back, Recompleting, Reworking or other further operation in such well (including the period required under Article 7.6 to resolve competing proposals) shall be charged and borne as part of the operation just completed. Stand by costs incurred subsequent to all Parties responding, or expiration of the response time permitted, whichever first occurs, shall be charged to and borne by the Parties proposing the Exclusive Operation in proportion to their Participating Interests, regardless of whether such Exclusive Operation is actually conducted.

      (B) If a further operation is proposed while the drilling rig to be utilized is on location, any Party may request and receive up to five
           (5) additional Days after expiration of the applicable response period specified in Article 7.2(B) within which to respond by notifying Operator that such Party agrees to bear all stand by costs and other costs incurred during such extended response period. Operator may require such Party to pay the estimated stand by time in advance as a condition to extending the response period. If more than one Party requests such additional time to respond to the notice, stand by costs shall be allocated between such Parties on a Day-to-Day basis in proportion to their Participating Interests.

     7.8 SPECIAL CONSIDERATION REGARDING DEEPENING AND SIDETRACKING


      (A) An Exclusive Well shall not be deepened or sidetracked without first affording the Non-Consenting Parties in accordance with this Article the opportunity to participate in such operation.

      (B) In the event any Consenting Party desires to Deepen or Sidetrack an Exclusive Well, such Party shall initiate the procedure contemplated by Article 7.2. If a Deepening or Sidetracking operation is approved pursuant to such provisions, and if any Non-Consenting Party to the Exclusive Well elects to participate in such Deepening or Sidetracking operation, the payment, if any, pursuant to Article 7.5 of such Non- Consenting Party shall be calculated based on the following liabilities and expenses:

              (1) If the proposal is to Deepen or Sidetrack and is made prior to the Completion of such well as a Commercial Discovery, then payment shall be based on such Non-Consenting Party's Participating Interest share of the liabilities and expenses incurred in connection with drilling the Exclusive Well from the surface to the depth previously drilled which such Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate in such Exclusive Well, plus the Non-Consenting Party's Participating Interest share of the liabilities and expenses of Deepening or Sidetracking and of participating in any further operations on such Exclusive Well in accordance with the other provisions of this Agreement; provided, however, all liabilities and expenses for Testing and Completing or attempting Completion of the well incurred by Consenting Parties prior to the commencement of actual operations to Deepen or Sidetrack beyond the depth previously drilled shall be for the sole account of Consenting Parties in the proportion their Participating Interest bears to the aggregate of their Participating Interests.

              (2) If the proposal is to Deepen or Sidetrack and is made for an Exclusive Well that has been previously Completed as a Commercial Discovery, but is no longer producing, then payment shall be based on the Non-Consenting Party's Participating Interest share of all costs of drilling and Completing said well from the surface to the depth previously drilled, calculated in the manner provided in
                    Article 7.8(B)(1), less those costs recouped by the Consenting Parties from the sale of production from such Exclusive Well, plus the Non-Consenting Party's Participating Interest share of all costs of re-entering said well, plus the Non-Consenting Party's proportionate part (based on the percentage of the Exclusive Well such Non-Consenting Party would have owned had it previously participated in such Exclusive Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with the Accounting Procedure. If at the time such Deepening or Sidetracking operation is conducted the Consenting Parties have recouped from the Exclusive Well the amount calculated pursuant to
                    Article 7.5, then a Non-Consenting Party may participate in the Deepening or Sidetracking of the Exclusive Well with no payment for liabilities and expenses incurred prior to re-entering the well for Deepening or Sidetracking.

     7.9 MISCELLANEOUS

      (A) Each Exclusive Operation shall be carried out by the Operator on behalf of and at the expense of the Consenting Parties. For Exclusive Operations, the Consenting Parties shall act as the Operating Committee, subject to the provisions of this Agreement applied mutatis mutandis to such Exclusive Operation and subject to the terms and conditions of the Contract.

      (B) The computation of liabilities and expenses incurred in Exclusive Operations, including the liabilities and expenses of Operator for conducting such operations, shall be made in accordance with the principles set out in the Accounting Procedure.

      (C) Operator shall maintain separate books, financial records and accounts for Exclusive Operations which shall be subject to the same rights of audit and examination as the Joint Account and related records, all as provided in the Accounting Procedure. Said rights of audit and examination shall extend to each of the Consenting Parties and each of the Non-Consenting Parties so long as the latter are, or may be, entitled to elect to participate in such operations.

      (D) Operator, if it is not a Consenting Party and it is conducting an Exclusive Operation for the Consenting Parties, shall be entitled to request cash advances and shall not be required to use its own funds to pay any cost and expense and shall not be obliged to commence or continue Exclusive Operations until cash advances requested have been made, and the Accounting Procedure shall apply to Operator in respect of any Exclusive Operations conducted by it.

      (E) Should the submission of a Development Plan be approved in accordance with Article 5.9, or should any Party propose a development in accordance with Article VII, with either proposal not calling for the conduct of additional appraisal drilling, and should any Party wish to drill an additional Appraisal Well prior to development, then the Party proposing the Appraisal Well as an Exclusive Operation shall be entitled to proceed first, but without the right to future reimbursement of costs or to any Premium, pursuant to Article 7.5. If, as the result of drilling such Appraisal Well as an Exclusive Operation, the Party proposing to apply for an Exploitation Area decides to not develop the reservoir, then each Non-Consenting Party who voted in favor of such Development Plan prior to the drilling of such Appraisal Well shall pay to the Consenting Party the amount such Non-Consenting Party would have paid had such Appraisal Well been drilled as a Joint Operation.

      (F) In the case of any Exclusive Operation for Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting or Reworking, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, that is not needed for Joint Operations, but the ownership of all such equipment shall remain unchanged. On abandonment of a well after such Exclusive Operation, the Consenting Parties shall account for all such equipment to the Parties who shall receive their respective Participating Interest shares, in value, less cost of salvage.

      (G) If the Operator is a Non-Consenting Party to an Exclusive Operation to develop a new Discovery, then subject to obtaining any necessary Government approval the Operator may resign, but in any event shall resign on the request of the Consenting Parties, as Operator for the Exploitation Area for such Discovery and the Consenting Parties shall select a Party to serve as Operator.

                             ARTICLE VIII - DEFAULT

     8.1 DEFAULT AND NOTICE

     Any Party that fails to pay when due its Participating Interest share of Joint Account expenses including cash advances and interest, if any, accrued pursuant to this Agreement, subject to Section 1.6.2, (a "Defaulting Party") shall be in default under this Agreement. Operator, or any other Party in the case of the default of Operator, shall promptly give written notice of such default to such Party and each of the non-defaulting Parties, but not later than the third Business Day from the due date. If the Operator is in default, it shall issue notice to the other Parties on the third Business Day after the due date. The amount not paid by the Defaulting Party shall bear interest from the date due until paid in full. Interest "Agreed Interest Rate" will be calculated using the rates specified below:

     From due date through fifth Business Day, interest is LIBOR + 0.5

     From sixth through thirtieth Business Day, interest is LIBOR + 1.5

     From thirty-first through forty-sixth Business Day, interest is LIBOR + 3.0

     Beyond forty-sixth Business Day, interest is LIBOR + 5.0

     8.2 OPERATING COMMITTEE MEETINGS AND DATA

     After any default has continued for thirty (30) Business Days from the date of written notice of default under Article 8.1, and for as long thereafter as the Defaulting Party remains in default on any payment due under this Agreement, the Defaulting Party shall not be entitled to vote on any matter coming before the Operating Committee during the period such default continues. Unless agreed otherwise by the non-defaulting Parties, the voting interest of each non-defaulting Party shall be in the proportion which its Participating Interest bears to the total of the Participating Interest of all the non-defaulting Parties. Any matters requiring unanimous vote of the Parties shall be deemed to exclude the Defaulting Party. Notwithstanding the foregoing, the Defaulting Party shall be deemed to have approved, and shall join with the non-defaulting Parties in taking any action to maintain and preserve the Contract.


     8.3 ALLOCATION OF DEFAULTED ACCOUNTS

      (A) Operator shall, either at the time of giving notice of default as provided in Article 8.1, or by separate notice, notify each non-defaulting Party of the sum of money it is to pay as its portion (such portion being in the ratio that each non-defaulting Party's Participating Interest bears to the Participating Interests of all non-defaulting Parties) of such amount in default. Each non-defaulting Party shall, if such default continues, pay Operator, within ten (10) Business Days after receipt of such notice, its share of the amount which the Defaulting Party failed to pay. If any non-defaulting Party fails to pay its share of the amount in default as aforesaid, such non-defaulting Party shall thereupon be in default and shall be a Defaulting Party subject to the provisions of this Article. The non-defaulting Parties which pay the amount owed by any Defaulting Party shall be entitled to receive their respective share of the principal and interest payable by such Defaulting Party pursuant to Article 8.1.

      (B) The total of all amounts paid by the non-defaulting Parties for the Defaulting Party, together with interest accrued on such amounts shall constitute a debt due and owing by the Defaulting Party to the non-defaulting Parties in proportion to such amounts paid. In addition, the non-defaulting Parties may in the manner contemplated by this Article, satisfy such debt (together with interest) and may accrue an amount equal to the Defaulting Party's Participating Interest share of the estimated cost to abandon any Joint Property.

      (C) A Defaulting Party may remedy its default by paying to Operator the total amount due, together with interest calculated as provided in
           Article 8.1, at any time prior to a transfer of its interest pursuant to Article 8.4, and, upon receipt of such payment, Operator shall remit to each non-defaulting Party its proportionate share of such amount.

      (D) The rights granted to each non-defaulting Party pursuant to this Article shall be in addition to and not in substitution for any other rights or remedies which each non-defaulting Party may have at law or equity or pursuant to the other provisions of this Agreement.

     8.4 TRANSFER OF INTEREST

      (A) For thirty (30) Days after each failure by the Defaulting Party to remedy its default by the ninetieth (90th) Day following notice of default without prejudice to any other rights of the non-defaulting Parties to recover the amounts paid for the Defaulting Party, together with interest accrued on such amount, each non-defaulting Party shall have the option to give notice to the Defaulting Party requiring the Defaulting Party to transfer, as specified in Article 8.4(E), its interest to the non-defaulting Parties. To that end if any of the non-defaulting Parties so elect, the Defaulting Party shall be deemed to have transferred and to have empowered the electing non-defaulting Parties to execute on said Defaulting Party's behalf any documents required to effect a transfer of all of its right, title and beneficial interest in and under this Agreement and the Contract and in all wells and Joint Property to the electing non-defaulting Parties. If requested, each Party shall execute a Power of Attorney in the form prescribed by the Operating Committee. The Defaulting Party shall, without delay following any request from the non-defaulting Parties, do any and all acts required to be done by applicable law or regulation in order to render such transfer legally valid, including, without limitation, the obtaining of all governmental consents and approvals, and shall execute any and all documents and take such other actions as may be necessary in order to effect prompt and valid transfer of the interests described above, free of all liens and encumbrances. In the event all Government approvals are not timely obtained, the Defaulting Party shall hold its Participating Interest in trust for such non-defaulting Parties who elected to assume such Defaulting Party's Participating Interest.

      (B) In the absence of an agreement among the non-defaulting Parties to the contrary, any such transfer to the non-defaulting Parties shall be in the proportion that the non-defaulting Parties have paid the amounts due from the Defaulting Party.

      (C) Subject to Article 12.1(C), on the effective date of transfer of all its Participating Interest, the Defaulting Party shall forthwith cease to be a Party to this Agreement to the extent of the Participating Interest so transferred. The acceptance or non-acceptance by a non-defaulting Party of any portion of a Defaulting Party's Participating Interest shall be without prejudice to any rights or remedies such non-defaulting Parties have to recover the outstanding debts (including interest) owed by the Defaulting Party.

      (D) Notwithstanding the above, if pursuant to any mutual agreement between any of the Parties, one of the Parties makes an additional contribution on behalf of another Party, the same will not be treated as a Default of the other Party under this Agreement and Contract. Such contribution shall not change the Participating Interest of the Parties.

      (E) In the event that the default continues for more than ninety (90) days (the "Default Period") and the Defaulting Party does not pay the amount in default plus accrued interest by the end of such time, a proportion of the Participating Interest of such Defaulting Party shall, at the sole election of the Non-Defaulting Parties who wish to acquire such interest, be forfeited to such Non-Defaulting Parties to reflect the ratio that the cumulative contributions of the Defaulting Party bears to the total cumulative contributions of all the Parties to Joint Operations costs, so that following such forfeiture the remaining Participating Interest of the Defaulting Party as a proportion of the total Participating Interests of all the Parties is equal to the said ratio. Following such forfeiture, the reduced Participating Interest of the Defaulting Party shall be in accordance with the following formula:

     A = B/C where:

     A = the reduced Participating Interest of the Defaulting Party, and

     B = the total contributions to Joint Operations costs of the Defaulting
         Party up to but not including the amount in default, and

     C = the total contributions to Joint Operations costs of all the Parties up to and including the amount in default.

           Such forfeiture will not restore the Defaulting Party's powers and rights forfeited under Article 8.2 until such Defaulting Party has paid, in full, the first Cash Call following the date of such forfeiture. The Defaulting Party shall execute such documents as are necessary to transfer its Participating Interest at its sole cost. Notwithstanding the provisions of this Article, in the event that as a result of a forfeiture by the Defaulting Party of a part of its Participating Interest pursuant to the provisions of this Article, the remaining Participating Interest the Defaulting Party falls below ten percent (10%) the Non-Defaulting Parties shall assume such Participating Interest of the Defaulting Party in proportion to their Participating Interest or in such other proportion as may be agreed by them. The Defaulting Party shall execute such documents as are necessary to transfer its remaining Participating Interest at its sole cost.

     8.5 CONTINUATION OF INTEREST

     If within thirty (30) Days after each failure by the Defaulting Party to remedy its default by the ninetieth (90th) Day following notice of default the non-defaulting Parties elect to not acquire the Defaulting Party's Participating Interest as provided in Article 8.4 and to continue to bear the Defaulting Party's Participating Interest share of liabilities and expenses, then the non-defaulting Parties shall accumulate all such liabilities and expenses as a debt pursuant to Article 8, but the Defaulting Party shall continue to be a Party subject to Article 8.2 and Article 8.7. If Operator disposes of any Joint Property or any other credit or adjustment is made to the Joint Account, or if Operator sells any of the Defaulting Party's Participating Interest share of Hydrocarbons, then, in respect of the Defaulting Party's Participating Interest share of the proceeds of such disposal, credit or adjustment or sale, Operator shall be entitled to retain and to set off the same against all amounts, together with interest accrued on such amount, due and owing from the Defaulting Party plus an accrued amount equal to the Defaulting Party's Participating Interest share of the estimated cost to abandon any Joint Property. Any surplus remaining after setting off the same as aforesaid shall be paid promptly to the Defaulting Party.

8.6 ABANDONMENT

     If, within thirty (30) Days after the failure by the Defaulting Party to remedy its default by the ninetieth (90th) Day as aforesaid, no non-defaulting Party elects to acquire the Defaulting Party's Participating Interest as provided in Article 8.4, or to bear the Defaulting Party's Participating Interest share of liabilities and expenses as provided in Article 8.5, then no transfer shall be made and Joint Operations shall be abandoned subject to any necessary consents and notices being given and each Party, including the Defaulting Party shall pay its Participating Interest share of all costs of abandoning and relinquishing the Contract. If abandonment occurs as aforesaid, all monies paid by the non-defaulting Parties for the Defaulting Party pursuant to Article 8.3, together with interest accrued on such amount, shall remain a debt due and owing by the Defaulting Party.

     8.7 SALE OF HYDROCARBONS

     Notwithstanding anything here else contained in this Agreement, if a Party defaults after the commencement of commercial production and has not remedied the default by the ninetieth (90th) Day as aforesaid, then, during the continuance of such default, the Defaulting Party shall not be entitled to its Participating Interest share of Hydrocarbons which shall vest in and be the property of the non-defaulting Parties, and Operator shall be authorized to sell such Hydrocarbons at the best price obtainable under the circumstances, and, after deducting all costs, charges and expenses incurred by Operator in connection with such sale, pay the proceeds proportionately to the non-defaulting Parties, which proceeds shall be credited against all monies advanced pursuant to Article 8.3, together with interest accrued thereon. Any surplus remaining shall be paid to the Defaulting Party, and any deficiency shall remain a debt due from the Defaulting Party to the non-defaulting Parties. As soon as the deficiency is satisfied, the Defaulting Party's rights shall be restored.

     8.8 NO RIGHT OF SET OFF

     Each Party acknowledges and accepts that a fundamental principle of this Agreement is that each Party pays its Participating Interest share of all amounts due under this Agreement as and when required. Accordingly, any Party which becomes a Defaulting Party undertakes that, in respect of either any exercise by the non-defaulting Parties of any rights under or the application of any of the provisions of this Article, such Party shall not raise by way of set off or invoke as a defense, whether in law or equity, any failure to pay amounts due and owing under this Agreement or any alleged or unliquidated claim that such Party may have against Operator or any Non-Operator, whether such claim arises under this Agreement or otherwise. Such Party further undertakes not to raise by way of defense, whether in law or in equity, that the nature or the amount of the remedies granted to the non-defaulting Parties is unreasonable or excessive.

     8.9 MINOR DEFAULT

     Notwithstanding the provisions of this Article 8, Articles 8.2 and 8.4 shall have no effect provided the total amount of funds in default is less than One Million United States Dollars (US$1,000,000).

     8.10 REINSTATEMENT OF RIGHTS

     In the event that the default is found to be in error, either through arbitration or otherwise, the Defaulting Party's rights shall be reinstated as determined by the arbitrators or, if not subjected to arbitration, as otherwise found to be reasonably appropriate.

                     ARTICLE IX - DISPOSITION OF PRODUCTION

     9.1 RIGHT AND OBLIGATION TO TAKE IN KIND

     Except as otherwise provided in this Article, each Party shall have the right and obligation to own, take in kind and separately dispose of its Participating Interest share of total production available to the Parties pursuant to the Contract from any Exploitation Area in such quantities and in accordance with such procedures as may be set forth in the offtake agreement referred to in Article 9.2 or in the special arrangements for natural gas referred to in Article 9.3. If Government is party to the offtake agreement, then the Parties shall endeavor to obtain its agreement to the principles set forth in this Article.

     9.2 OFFTAKE AGREEMENT FOR CRUDE OIL

     If crude oil is to be produced from an Exploitation Area, the Parties shall in good faith, negotiate and conclude the terms of an agreement to cover the offtake of crude oil produced under the Contract. The Government may, if necessary and practicable, also be party to the offtake agreement. This offtake agreement shall, to the extent consistent with the Contract, make provision for:

      (A) The delivery point, at which title and risk of loss of Participating Interest shares of crude oil shall pass to the Parties interested (or as the Parties may otherwise agree);

      (B) Operator's regular periodic advice to the Parties of estimates of total available production for succeeding periods, Participating Interest shares, and grades of crude oil for as far ahead as is necessary for Operator and the Parties to plan offtake arrangements. Such advice shall also cover for each grade of crude oil total available production and deliveries for the preceding period, inventory and overlifts and underlifts;

      (C) Nomination by the Parties to Operator of acceptance of their Participating Interest share of total available production for the succeeding period. Such nominations shall in any one period be for each Party's entire Participating Interest share arising during that period subject to operational tolerances and agreed minimum economic cargo sizes or as the Parties may otherwise agree;

      (D)  Elimination of overlifts and underlifts;

      (E) If offshore loading or a shore terminal for vessel loading is involved, risks regarding acceptability of tankers, demurrage and (if applicable) availability of berths;

      (F) Distribution to the Parties of Entitlements to ensure, to the extent Parties take delivery of their Entitlements in proportion to the accrual of such Entitlements, that each Party shall receive currently Entitlements of grades, gravities and qualities of Hydrocarbons similar to Hydrocarbons received by each other Party.

      (G) To the extent that distribution of Entitlements on such basis is impracticable due to availability of facilities and minimum cargo sizes, a method of making periodic adjustments; and

      (H) The option and the right of the other Parties to sell an Entitlement which a Party fails to nominate for acceptance pursuant to (C) above or of which a Party fails to take delivery, in accordance with applicable agreed procedures, provided that such failure either constitutes a breach of Operator's or Parties' obligations under the terms of the Contract, or is likely to result in the curtailment or shut-in of production. Such sales shall be made only to the limited extent necessary to avoid disruption in Joint Operations. Operator shall give all Parties as much notice as is practicable of such situation and that a sale option has arisen. Any sale shall be of the unnominated or undelivered Entitlement as the case may be and for reasonable periods of time as are consistent with the minimum needs of the industry and in no event to exceed twelve (12) months. The right of sale shall be revocable at will subject to any prior contractual commitments. Sales to non-affiliated third parties shall be for the realized price f.o.b. the delivery point. Sales to any of the Parties or their Affiliates shall be at current market value f.o.b. the delivery point. The Party arranging the sale shall pay to the Party whose Entitlement is involved the above price after deduction of all costs, including storage costs, incurred in respect of such sale and a marketing fee of an agreed percentage of the applicable price less deductions, reflecting actual costs of disposal at immediate notice. Current market value shall be the value of the Entitlement in international markets (unless the Entitlement was required to be delivered into the Government's domestic market, in which case it shall be the value therein) between a willing buyer and a willing seller and shall be agreed between the two Parties concerned, or failing agreement, determined by an expert to be appointed in accordance with procedures set forth in the offtake agreement.

     9.3 SEPARATE AGREEMENT FOR NATURAL GAS

     The Parties recognize that it may be necessary for the Parties to enter into special arrangements for the disposal of the natural gas, which are consistent with the Development Plan and subject to the terms of the Contract.

                        ARTICLE X - ABANDONMENT OF WELLS

     10.1 ABANDONMENT OF WELLS DRILLED AS JOINT OPERATIONS

      (A) Any well which has been drilled as a Joint Operation and which is proposed to be plugged and abandoned shall not be plugged and abandoned without the consent of all Parties.

      (B)  Should any such Party fail to reply within the period prescribed in
           Article 5.12(A)(1) or Article 5.12(A)(2), whichever is applicable, after delivery of notice of the Operator's proposal to plug and abandon such well, such Party shall be deemed to have consented to the proposed abandonment. If all the Parties consent to abandonment, such well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the Parties who participated in the cost of drilling such well.

      (C) If there is a disagreement amongst the Parties regarding the abandonment of such well, those wishing to continue operations shall assume financial responsibility over the well and shall be deemed to be Consenting Parties conducting an Exclusive Operation pursuant to
           Article VII. In the case of a producing well, the Consenting Parties shall be entitled to continue producing only from the Zone open to production at the time they assumed responsibility for the well.

      (D) Consenting Parties taking over a well as provided above shall tender to each of the Non-Consenting Parties such Non-Consenting Parties' Participating Interest share of the value of the well's salvable material and equipment, determined in accordance with the Accounting Procedure, less the estimated cost of salvaging and the estimated cost of plugging and abandoning as of the date the Consenting Party assumed responsibility for the well; provided, however, that in the event the estimated cost of plugging and abandoning and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning Parties shall continue to be liable pursuant to Article 7.3(B) for their respective Participating Interest shares of the estimated excess cost.

      (E) Each Non-Consenting Party shall be deemed to have relinquished to the Consenting Parties in proportion to their Participating Interests all of its interest in the wellbore of a produced well and related equipment in accordance with Article 7.4(B), insofar and only insofar as such interest covers the right to obtain production from that wellbore in the Zone then open to production.

      (F) Subject to Article 7.9(G), Operator shall continue to operate a produced well for the account of the Consenting Parties at the rates and charges contemplated by this Agreement, plus any additional cost and charges which may arise as the result of the separate allocation of interest in such well.

     10.2 ABANDONMENT OF EXCLUSIVE OPERATIONS

     This Article shall apply mutatis mutandis to the abandonment of an Exclusive Well or any well in which an Exclusive Operation has been conducted; provided that no well shall be permanently plugged and abandoned unless and until all Parties having the right to conduct further operations in such well have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article X.

                             ARTICLE XI - SURRENDER

     11.1 SURRENDER

      (A) If the Contract requires the Parties to surrender any portion of the Contract Area, Operator shall advise the Operating Committee of such requirement at least one hundred and twenty (120) Days in advance of the earlier of the date for filing irrevocable notice of such surrender or the date of such surrender. Prior to the end of such period, the Operating Committee shall determine pursuant to Article V, the size and shape of the surrendered area, consistent with the requirements of the Contract. If no proposal attains the support of one hundred percent (100%) of the Participating Interests, then the proposal receiving the largest aggregate Participating Interest vote shall be adopted. The Parties shall execute any and all documents and take such other actions as may be necessary to effect the surrender. Each Party renounces all claims and causes of action against Operator and any other Parties on account of any area surrendered in accordance with the foregoing but against its recommendation if Hydrocarbons are subsequently discovered under the surrendered area.

      (B) A surrender of all or any part of the Contract Area which is not required by the Contract shall require the unanimous consent of the Parties.

                  ARTICLE XII - TRANSFER OF INTEREST OR RIGHTS

     12.1 OBLIGATIONS

      (A) Subject always to the requirements of the Contract, the transfer of all or part of a Party's Participating Interest shall be effective only if it satisfies the terms and conditions of this Article.

      (B) Except in the case of a Party transferring all of its Participating Interest, no transfer shall be made by any Party which results in the transferor or the transferee holding a Participating Interest of less than ten percent (10%) or holding any Interest other than a Participating Interest in the Contract, the Contract Area and this Agreement.

      (C) The transferring Party shall, notwithstanding the transfer, be liable to the other Parties for any obligations, financial or otherwise, which have vested, matured or accrued under the provision of the Contract or this Agreement prior to such transfer. Such obligations shall include, without limitation, any proposed expenditure approved by the Operating Committee, prior to the transferring Party notifying the other Parties of its proposed transfer.

      (D) The transferee shall have no rights in and under the Contract, the Contract Area or this Agreement unless and until it obtains any necessary Government approval and expressly undertakes in writing to perform the obligations of the transferor under the Contract and this Agreement in respect of the Participating Interest being transferred, to the satisfaction of the Parties and furnishes any guarantees required by the Government or the Contract.

      (E) The transferee shall have no rights in and under the Contract, the Contract Area or this Agreement unless each Party has consented in writing to such transfer, which consent shall be denied only if such transferee fails to establish to the reasonable satisfaction of each Party its financial or technical capability to perform its obligations under the Contract and this Agreement.

      (F) Nothing contained in this Article shall prevent a Party from mortgaging, pledging, charging or otherwise encumbering all or part of its interest in the Contract Area in and under this Agreement for the purpose of security relating to finance provided that:

              (1) such Party shall remain liable for all obligations relating to such interest;

              (2) the encumbrance shall be subject to the approval of the Management Committee and any necessary approval under the Contract and be expressly subordinated to the rights of the other Parties under this Agreement; and

              (3) such Party shall ensure that any such mortgage, pledge, charge or encumbrance shall be expressed to be without prejudice to the provisions of this Agreement.

      (G) In the event a Party receives an offer to purchase all or a part of its Participating Interest, it shall so notify the other Parties and they shall have the right for a period of ten (10) days to make an offer. If a Party elects to sell all or a part of its Participating Interest, it shall so notify the other Parties upon offering the Participating Interest for sale. 12.2 RIGHTS Each Party shall have the right, subject to the provisions of Article 12.1, to freely transfer its Participating Interest.

       ARTICLE XIII - WITHDRAWAL FROM AGREEMENT BY TRANSFER OR ASSIGNMENT

     13.1 RIGHT OF WITHDRAWAL

      (A) Subject to the provisions of the Contract and this Article, any Party may withdraw from this Agreement and the Contract by giving notice to all other Parties stating its decision to withdraw and specifying a proposed effective date of withdrawal which shall be at least sixty
           (60) Days, but not more than one hundred eighty (180) Days after the date of such notice. Such notice shall be unconditional and irrevocable when given.

      (B) Notwithstanding Article 13.1(A) a Party shall not have the right to withdraw from this Agreement and the Contract until the Minimum Work Obligation set forth in the Contract has been fulfilled. However, if the Operating Committee or any Party decides to accept new Minimum Work Obligations under the Contract, a Party that voted against such decision shall not be prevented from withdrawing; provided that such Party delivers notice of its withdrawal to all Parties within thirty
           (30) Days of such vote and fully satisfies its outstanding Minimum Work Obligation, if any.

      (C) Subject to Articles 13.1(A) and (B) and Article 13.5, the effective date of withdrawal for a withdrawing Party shall be the later of:

              (1)   The date proposed in the notice of withdrawal; or

              (2) The date that the withdrawing Party has fulfilled its obligations under this Article.

     13.2 PARTIAL OR COMPLETE WITHDRAWAL

      (A) Within thirty (30) Days of receipt of each withdrawing Party's notification, each of the other Parties may also give notice that it desires to withdraw from this Agreement and the Contract. Should all Parties give notice of withdrawal, the Parties shall proceed to abandon the Contract Area and terminate the Contract and this Agreement. If less than all of the Parties give such notice of withdrawal, then the withdrawing Parties shall take all steps to withdraw from the Contract and this Agreement on the earliest possible date and execute and deliver all necessary instruments and documents to assign their Participating Interest to the Parties which are not withdrawing, without any compensation whatsoever, in accordance with the provisions of Article 13.6.

      (B) If any part of the withdrawing Party's Participating Interest remains unclaimed after sixty (60) Days from the date of the first notice of withdrawal, the Parties shall be deemed to have decided to withdraw from the Contract and this Agreement, unless at least one Party agrees to accept the unclaimed Participating Interest.

      (C) Any Party withdrawing under this Article shall withdraw from all exploration activities under the Contract, but not from any Exploitation Area, Commercial Discovery, or Discovery whether appraised or not, made prior to such withdrawal. Such withdrawing Party shall retain its rights in the Joint Property but only insofar as they relate to any Exploitation Area, Commercial Discovery or Discovery whether appraised or not, and shall abandon all other rights in the Joint Property.

     13.3 VOTING

     After giving its notification of withdrawal, a Party shall not be entitled to vote on any matters coming before the Operating Committee, other than matters for which such Party has financial responsibility.

     13.4 OBLIGATIONS AND LIABILITIES

      (A) A withdrawing Party, prior to its withdrawal, shall satisfy all obligations and liabilities it has incurred or attributable to it prior to its withdrawal, including, without limitation, any expenditures budgeted and/or approved by the Operating Committee prior to its written notification of withdrawal (development projects included), and any liability for acts, occurrences or circumstances taking place or existing prior to its withdrawal. Furthermore, any liens, charges and other encumbrances which the withdrawing Party placed on such Party's Participating Interest prior to its withdrawal shall be fully satisfied or released, at the withdrawing Party's expense, prior to its withdrawal. A Party's withdrawal shall not relieve it from liability to the non-withdrawing Parties with respect to any obligations or liabilities attributable to the withdrawing Party which are not identified or identifiable at the time of withdrawal.

      (B) Notwithstanding the foregoing, a Party shall not be liable for any operations or expenditures it voted against if it sends notification of its withdrawal within five (5) Days (or within twenty-four (24) hours if the drilling rig to be used in such operation is standing by on the Contract Area) of the Operating Committee vote approving such operation or expenditure, nor shall such Party be liable for any operations or expenditures approved by the Operating Committee, excluding those approved pursuant to Article 13.5, after notice has been given pursuant to Article 13.1.

     13.5 EMERGENCY

     A Party's notification of withdrawal shall not become effective if prior to the proposed date of withdrawal a well goes out of control or a fire, blowout, sabotage or other emergency occurs. The notification of withdrawal shall become effective only after the emergency has been contained and the withdrawing Party has paid, or has provided security satisfactory to the Parties, for its Participating Interest share of the costs of such emergency.

     13.6 ASSIGNMENT

     A withdrawing Party shall assign its Participating Interest to each of the non-withdrawing Parties which shall be allocated to them in the proportion which each of their Participating Interests (prior to the withdrawal) bears to the total Participating Interests of all the non- withdrawing Parties (prior to the withdrawal), unless the non- withdrawing Parties agree otherwise. The expenses associated with the withdrawal and assignments shall be borne by the withdrawing Party.

     13.7 APPROVALS

     A withdrawing Party shall promptly join in such actions as may be necessary or desirable to obtain any Government approvals required in connection with the withdrawal and assignments, and any penalties or expenses incurred by the Parties in connection with such withdrawal shall be borne by the withdrawing Party.

     13.8 ABANDONMENT SECURITY

      (A) A withdrawing Party shall provide Security satisfactory to the other Parties to satisfy any such obligations or liabilities which were approved or accrued prior to notice of withdrawal, but which become due after its withdrawal, including, without limitation, Security to cover the costs of an abandonment, if applicable.

      (B) Failure to provide Security shall constitute default under this Agreement.

      (C) "Security" means a standby letter of credit issued by a bank or an on demand bond issued by a corporation, such bank or corporation having a credit rating indicating it has sufficient worth to pay its obligations in all reasonably foreseeable circumstances, or, failing the provision of either of those, cash contributed to a secure fund administered by independent trustees and invested in short term securities.

     13.9 WITHDRAWAL OR ABANDONMENT BY ALL PARTIES

     In the event all Parties decide to withdraw or are required to do so pursuant to this Article, the Parties agree that they shall be bound by the terms and conditions of this Agreement and the Contract for so long as may be necessary to wind up the affairs of the Parties with the Government, to satisfy any requirements of applicable law and facilitate the sale, disposition or abandonment of property or interests held by the Joint Account.

                 ARTICLE XIV - RELATIONSHIP OF PARTIES AND TAX

     14.1 RELATIONSHIP OF PARTIES

     Unless otherwise specified, the rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create a mining or other partnership, joint venture, association or trust, or as authorizing any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries except as expressly provided in this Agreement.

     14.2 TAX

     Each Party shall be responsible for reporting and discharging its own tax measured by the income of the Party and the satisfaction of such Party's share of all contract obligations under the Contract and under this Agreement. Each Party shall protect, defend and indemnify each other Party from any and all loss, cost or liability arising from a failure or refusal to report and discharge such taxes or satisfy such obligations.

         ARTICLE XV - CONFIDENTIAL INFORMATION - PROPRIETARY TECHNOLOGY

     15.1 CONFIDENTIAL INFORMATION

      (A) Subject to the provisions of the Contract, the Parties agree that all information and data acquired or obtained by any Party in respect of Joint Operations shall be considered confidential and shall be kept confidential and not be disclosed during the term of the Contract and for a period of one (1) year after expiration of the Contract to any person or entity not a Party to this Agreement, except:

              (1) To an Affiliate, in connection with Petroleum Operations, provided such Affiliate maintains confidentiality as provided in this Article;

              (2) To a governmental agency or other entity when required by the Contract;

              (3) To the extent such data and information is required to be furnished in compliance with any applicable laws or regulations, or pursuant to any legal proceedings or because of any order of any court binding upon a Party;

              (4) Subject to Article 15.1(B), to potential contractors, contractors, consultants and attorneys employed by any Party where disclosure of such data or information is essential to such contractor's, consultant's or attorney's work;

              (5) Subject to Article 15.1(B), to a bona fide prospective transferee of a Party's Participating Interest (including an entity with whom a Party or its Affiliates is conducting bona fide negotiations directed toward a merger, consolidation or the sale of a majority of its or an Affiliate's shares);

              (6) Subject to Article 15.1(B), to a bank or other financial institution to the extent appropriate to a Party arranging for funding for its obligations under this Agreement;

              (7) To the extent such data and information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over such Party, or its Affiliates; provided that if any Party desires to disclose information in an annual or periodic report to its or its Affiliates' shareholders and to the public and such disclosure is not required pursuant to any rules or requirements of any government or stock exchange, then such Party shall comply with Article 20.2;

              (8) To its respective employees for the purposes of Joint Operations, subject to each Party taking customary precautions to ensure such data and information is kept confidential;

              (9) Where any data or information which, through no fault of a Party, becomes a part of the public domain.

      (B) Disclosure as pursuant to Article 15.1(A)(4), (5), and (6) shall not be made unless prior to such disclosure the disclosing Party has obtained a written undertaking from the recipient party to keep the data and information strictly confidential and not to use or disclose the data and information except for the express purpose for which disclosure is to be made.

     15.2 CONTINUING OBLIGATIONS

     Any Party ceasing to own a Participating Interest during the term of this Agreement shall nonetheless remain bound by the obligations of confidentiality and any disputes shall be resolved in accordance with Article XVIII.

     15.3 PROPRIETARY TECHNOLOGY

      (A) Nothing in this Agreement shall require a Party to divulge proprietary technology to the other Parties; provided that where the cost of development of proprietary technology has been charged to the Joint Account, such proprietary technology shall be disclosed to all Parties bearing a portion of such cost and may be used by such Party or its Affiliates in other operations. Operator will not charge for the use of its proprietary technology. Operator will use reasonable efforts to keep Non-Operators informed of the use of the proprietary technology.

      (B) Non-Operators shall have access to basic field data obtained through Operator's utilization of proprietary technology and to final maps, data and information resulting from such utilization, with entitlement to copies of such basic final data, maps and information as provided for in this Agreement.

     15.4 TRADES

     Notwithstanding the foregoing provisions of this Article, Operator may, with approval of the Management Committee, make data trades for the benefit of the Parties, with any data, the cost of which has been charged to the Joint Account, so obtained to be furnished to all Parties. In such event, Operator must enter into an undertaking with any third party to such trade to keep such information confidential.

                          ARTICLE XVI - FORCE MAJEURE

     16.1 OBLIGATIONS

     If as a result of Force Majeure any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due or to furnish security, then the obligations of the Party giving such notice, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. The Party claiming Force Majeure shall notify the other Parties of the Force Majeure situation within seven (7) days, unless prevented from so doing, after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments. Such notice shall give particulars establishing the event of Force Majeure, and also estimate the period of time which said Party will probably require to remedy the Force Majeure. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in an economic manner, but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party.

     16.2 DEFINITION OF FORCE MAJEURE

      (A) For the purpose of this Agreement, the term Force Majeure means any cause or event, other than the unavailability of funds, whether similar to or different from those enumerated herein, beyond the reasonable control of, and unanticipated and unforeseeable by, and not brought about at the instance of the Party claiming to be affected by such event, or which, if anticipated or foreseeable, could not be avoided or provided for and which has caused the non-performance or delay in performance. Without limitation to the generality of the foregoing, the term Force Majeure shall include natural phenomena or calamities, earthquakes, typhoons, fires, wars declared or undeclared, hostilities, invasion, blockades and civil disturbances.

      (B) Where a Party is prevented from exercising any rights or performing any obligations under this Agreement due to Force Majeure, the time for the performance of the obligations affected thereby and for performance of any obligation or the exercise of any right dependent thereon, and the term of this Agreement, may be extended by such additional period as may be agreed by the Parties.

      (C) Notwithstanding anything contained hereinabove, if any event of Force Majeure occurs and is likely to continue for a period in excess of thirty (30) days, the Parties shall meet to discuss the consequences of the Force Majeure and the course of action to be taken to mitigate the effects thereof or to be adopted in the circumstances.

                             ARTICLE XVII - NOTICES

     Except as otherwise specifically provided, all notices authorized or required between the Parties by any of the provisions of this Agreement, shall be in writing, in English and delivered in person or by registered mail or by courier service or by any electronic means of transmitting written communications which provides confirmation of complete transmission, with the date and time, and addressed to such Parties as designated below. The originating notice given under any provision of this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received. The second or any responsive notice shall be deemed delivered when received. "Received" for purposes of this Article with respect to written notice delivered pursuant to this Agreement shall be actual delivery of the notice to the address of the Party to be notified specified in accordance with this Article. Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address, by giving written notice thereof to all other Parties. Any notice to be provided hereunder shall be deemed to be received by the sending Party upon delivery of such notice to the other Parties. Operator shall, in the event of its failure to meet cash calls or make timely payments when due to the Non-Operators, be deemed to have received notice as if it had been timely sent to Operator.

Enron Oil & Gas India Ltd.                 Oil & Natural Gas Corporation Limited
Amiya Apartments, 1st Floor                Tower II, 8th Floor, Jeevan Bharati
63A Linking Road, Santa Cruz (W)           124 Connaught Circus
Bombay 400 054, INDIA                      New Delhi 110001, INDIA
Attention:  Managing Director              Attention:  General Manager
Telecopy:  91-22-604-9119                  Telecopy:  91-11-331-6413

                          Reliance Industries Limited
                          Maker Chambers IV, 3rd Floor
                               222 Nariman Point
                              Bombay 400021, INDIA
                  Attention: Chief Executive Officer Oil & Gas
                             Telecopy: 022-2042268

             ARTICLE XVIII - APPLICABLE LAW AND DISPUTE RESOLUTION

     18.1 APPLICABLE LAW

     This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of India.

     18.2 DISPUTE RESOLUTION

      (A) Disputes and claims, if any, arising out of or relating to this Agreement or the interpretation or performance of provisions of any of the Articles of this Agreement and which cannot be settled amicably within a reasonable time may be submitted to the decision of a sole expert timely selected by the Operating Committee or a board of arbitrators.

      (B)  The board of arbitrators shall consist of three (3) arbitrators.

      (C) The Party or Parties instituting the arbitration shall appoint one arbitrator and the Party or Parties responding shall appoint another arbitrator and both Parties shall so advise the other Parties. The two (2) arbitrators appointed by the Parties shall appoint the third arbitrator.

      (D) If the responding Party or Parties fails to appoint an arbitrator within thirty (30) Days of the receipt of the written request to do so, such arbitrator may, at the request of the first Party, be appointed by the Secretary General of the Permanent Court of Arbitration at The Hague, which arbitrator shall not be the national of the country of either Party.

      (E) If the two (2) arbitrators fail to agree on the appointment of the third arbitrator within thirty (30) days of the appointment of the second arbitrator and if the Parties do not otherwise agree,the Secretary General of the Permanent Court of Arbitration at the Hague may, at the request of either Party and in consultation with both, appoint the third arbitrator who shall not be a national of the country of either Party.

      (F) If any arbitrator fails or is unable to act, his successor shall be appointed in the manner set out in this Article as if he was the first appointment.

      (G) The decision of the board of arbitrators, and in case of difference amongst the arbitrators, the decision of the majority shall be final and binding upon the Parties. Such decision may be entered into the Indian court having jurisdiction thereof.

      (H) Arbitration proceedings shall be in accordance with the arbitration rules of the United Nations Commission on International Trade Laws ("UNCITRAL") of 1985 except that in the event of any conflict between these rules and the provisions of Article 18, the provisions of
           Article 18 shall govern.

      (I) The venue of arbitration shall be in London, England and shall be conducted in the English language. The arbitration agreement contained in this Article 18 shall be governed by the laws of England.

      (J) Assessment of costs of arbitration including incidental expenses and liability for the payment thereof shall be at the discretion of the arbitrators.

      (K) The right to arbitrate disputes and claims under this Agreement shall survive the termination of this Agreement.

      (L)  The arbitrators shall make reasoned award.

      (M) The sole expert, if any, shall be an independent and impartial person of international standing with relevant qualifications and experience appointed by agreement between the Parties. Any sole expert appointed shall be acting as an expert and not as an arbitrator and the decision of the sole expert on matters referred to him shall be final and binding on the Parties and not subject to arbitration. If the Parties are unable to agree on a sole expert, the disputed subject matter may be referred to arbitration.

      (N) The fees and expenses of a sole expert appointed by the Parties shall be borne equally by the Parties.

             ARTICLE XIX - ALLOCATION OF COST RECOVERY RIGHTS

     19.1 ALLOCATION OF TOTAL PRODUCTION

     For the purposes of recovery of Petroleum Costs, the total quantity of Hydrocarbons which are produced and saved from all Development Areas in a Calendar Quarter and to which the Parties are entitled under the Contract shall be designated as either Cost Petroleum or Profit Petroleum. Such Cost Petroleum and Profit Petroleum shall be allocated among the Development Areas in proportion to each Development Area's total quantity of Hydrocarbons produced and saved in such Calendar Quarter with adjustments in quantities to reflect the differences in value if different qualities of Hydrocarbons are produced, segregated and sold separately.

     19.2 ALLOCATION OF COST PETROLEUM

     Cost Petroleum allocated to each Development Area pursuant to Article 19.1 shall be allocated to the Parties in proportion to their respective Participating Interests in each such Development Area to the extent required to recover in the sequence incurred all Petroleum Costs which are specifically attributable to each such Development Area and which are recoverable in such Calendar Quarter.

     19.3 ALLOCATION OF PROFIT PETROLEUM

     Profit Petroleum allocated to each Development Area pursuant to Article 19.1, if any, shall be allocated among the Parties in proportion to their respective Participating Interests in each such Development Area.

     19.4 ALLOCATION OF EXCESS COST PETROLEUM

     Subject to the Contract, to the extent that the value, determined in accordance with Article 9.2(H), of the Cost Petroleum allocated to each Development Area pursuant to Article 19.1 exceeds the Petroleum Costs which were specifically attributable to each such Development Area and which were recovered pursuant to Article 19.2, the excess ("Excess Cost Petroleum") shall be allocated as follows:

      (A) First, a percentage (equal to the percentage of Profit Petroleum, if any, to which the Parties would have been entitled during such Calendar Quarter if the Contract applied separately to each such Development Area) of the Excess Cost Petroleum shall be allocated among the Parties in proportion to their respective Participating Interests in each such Development Area;

      (B)  Second, the Excess Cost Petroleum that is not allocated pursuant to
           Article 19.4(A) shall be allocated among the Parties in proportion to their respective Participating Interests as set out in Article 3.1(A) in order to recover in the sequence incurred any Petroleum Costs which were incurred in the conduct of Joint Operations and which are recoverable in such Calendar Quarter; and

      (C)  Third, the Excess Cost Petroleum that is not allocated pursuant to
           Article 19.4(A) or Article 19.4(B) shall be allocated among the Parties in proportion to their respective Participating Interests in each Exclusive Operation in order to recover in the sequence incurred any Petroleum Costs which were incurred in the conduct of Exclusive Operations and which are recoverable in such Calendar Quarter.

                        ARTICLE XX - GENERAL PROVISIONS

     20.1 CONFLICTS OF INTEREST

      (A) Each Party undertakes that it shall avoid any conflict of interest between its own interests (including the interests of Affiliates) and the interests of the other Parties in dealing with suppliers, customers and all other organizations or individuals doing or seeking to do business with the Parties in connection with activities contemplated under this Agreement.

      (B)  The provisions of the preceding paragraph shall not apply to:

              (1) A Party's performance which is in accordance with the local preference laws or policies of the host government; or

              (2) A Party's acquisition of products or services from an Affiliate, or the sale thereof to an Affiliate, made in accordance with rules and procedures established by the Operating Committee.

      (C) Each Party shall conduct all of its activities pursuant to this Agreement and the Contract in compliance with all laws, rules and regulations applicable to such Party. Each of the Parties warrants that it has not made and will not make, with respect of the matters provided for hereunder, any payments, loans, gifts or promises of payments, loans or gifts, directly or indirectly to or for the use or benefit of any official or employee of the Government or to or for the use of any political party. Each Party shall respond promptly, and in reasonable detail, to any Notice from any other Party or the auditors pertaining to the above stated warranty and shall furnish documentary support for such response upon request from such Party.

     20.2 PUBLIC ANNOUNCEMENTS

      (A) Operator shall be responsible for the preparation and release of all public announcements and statements regarding this Agreement or the Joint Operations; provided that, no public announcement or statement shall be issued or made unless prior to its release all the Parties have been furnished with a copy of such statement or announcement and the unanimous approval of the Parties has been obtained. Where a public announcement or statement becomes necessary or desirable because of danger to or loss of life, damage to property or pollution as a result of activities arising under this Agreement, Operator is authorized to issue and make such announcement or statement without prior approval of the Parties, but shall promptly furnish all the Parties with a copy of such announcement or statement.

      (B) If a Party wishes to issue or make any public announcement or statement regarding this Agreement or the Joint Operations, it shall not do so unless prior to its release, such Party furnishes all the Parties with a copy of such announcement or statement, and obtains the unanimous approval of the Parties; provided that, notwithstanding any failure to obtain such approval, no Party shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with the applicable laws, rules or regulations of any government, legal proceedings or stock exchange having jurisdiction over such Party as set forth in Articles 15.1(A)(3) and (7).

     20.3 SUCCESSORS AND ASSIGNS

     Subject to the limitations on transfer contained in Article XII, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

     20.4 WAIVER

     No waiver by any Party of any one or more defaults by another Party in the performance of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party, whether of a like or of a different character. Except as expressly provided in this Agreement no Party shall be deemed to have waived, released or modified any of its rights under this Agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such right.

     20.5 SEVERANCE OF INVALID PROVISIONS

     If and for so long as any provision of this Agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

     20.6 MODIFICATIONS

     Except as is provided in Article 20.5, there shall be no modification of this Agreement except by written consent of all Parties.


     20.7 HEADINGS

     The topical headings used in this Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular Article.

     20.8 SINGULAR AND PLURAL

     Reference to the singular includes a reference to the plural and vice versa.

     20.9 GENDER

     Reference to any gender includes a reference to all other genders.

     20.10 COUNTERPART EXECUTION

     This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Agreement for all purposes; provided no Party shall be bound to this Agreement unless and until all Parties have executed a counterpart. For purposes of assembling all counterparts into one document, Operator is authorized to detach the signature page from one or more counterparts and, after signature thereof by the respective Party, attach each signed signature page to a counterpart.

     20.11 CONFLICT WITH CONTRACT

     In the event of any inconsistency between the provisions of the Contract and this Agreement, the provisions of the Contract shall prevail.

     20.12 ENTIRETY

     This Agreement is the entire agreement of the Parties and supersedes all prior understandings and negotiations of the Parties.

     IN WITNESS of their agreement each Party has caused its duly authorized representative to sign this instrument on the date indicated below such representative's signature.


                            ENRON OIL & GAS INDIA LTD.



                            By:    /s/ A. KOPECKY
                                       A. Kopecky
                                  (Print or type name)
                            Title: Vice President - Operations
                            Date:  22 Dec 94

                            RELIANCE INDUSTRIES LIMITED

                            By:   /s/ AKHIL GUPTA
                                      Akhil Gupta
                                   (Print or type name)
                            Title:  CEO (Oil & Gas)
                            Date:   22-12-94

                            OIL & NATURAL GAS CORPORATION LIMITED

                            By:   /s/ Iswari Datt
                                      ISWARI DATT
                                   (Print or type name)
                            Title: Director Operations (on leave)
                            Date:  22-12-94

                                                                       EXHIBIT A
                              ACCOUNTING PROCEDURE

     Attached to and made part of the Joint Operating Agreement, hereinafter called the "Agreement," by and between OIL & NATURAL GAS CORPORATION LIMITED, ENRON OIL & GAS INDIA LTD. AND RELIANCE INDUSTRIES LIMITED.

                                   SECTION I.

                               GENERAL PROVISIONS

1.1   PURPOSE.

      1.1.1 The purpose of this Accounting Procedure is to establish equitable methods for determining charges and credits applicable to operations under the Agreement which reflect the costs of Joint Operations to the end that no Party shall gain or lose in relation to other Parties.

      1.1.2 The Parties agree, however, that if the methods prove unfair or inequitable to Operator or Non-Operators, the Parties will meet and in good faith endeavor to agree on changes in methods deemed necessary to correct any unfairness or inequity.

1.2 CONFLICT WITH AGREEMENT. In the event of a conflict between the provi sions of this Accounting Procedure and the provisions of the Agreement to which this Accounting Procedure is attached, the provisions of the Agreement shall prevail.

1.3 DEFINITIONS. The definitions contained in Article I of the Agreement to which this Accounting Procedure is attached shall apply to this Accounting Procedure and have the same meanings when used herein. Certain terms used herein are defined as follows:

      "COUNTRY OF OPERATIONS" shall mean India.

      "MATERIAL" shall mean property, not including real property, acquired and held for use in Joint Operations.

1.4   JOINT ACCOUNT RECORDS AND CURRENCY EXCHANGE.

      1.4.1 All accounts, records, books, reports and statements shall be maintained on an accrual basis and prepared in the English language. The accounts shall be maintained in United States Dollars, which shall be the controlling currency of account for cost recovery, production sharing and participation purposes. Metric units and Barrels shall be employed for measurements required under the Contract. Operator shall maintain accounts and records in Indian Rupees also.

      1.4.2 Operator shall maintain accounting records pertaining to Joint Operations in accordance with generally accepted accounting practices used in the international petroleum industry and any applicable statutory obligations of the Country of Operations as well as the provisions of this Contract and the Agreement.

      1.4.3 For translation purposes between United States Dollars and India Rupees or any other currency, the previous month's average of the daily means of the buy and selling rates of exchange as quoted by the State Bank of India (or any other financial body as may be mutually agreed between the Parties) shall be used for the month in which the revenues, costs, expenditures, receipts or income are recorded. However, in the case of any single non-United States Dollar transaction in excess of the equivalent of One Hundred Thousand United States Dollars (US$100,000), the conversion into United States Dollars shall be performed on the basis of the average of the applicable exchange rates for the Day on which the transaction occurred.

      1.4.4 Any currency exchange gains or losses shall be credited or charged to the Joint Account, except as otherwise specified in this Accounting Procedure.

      1.4.5 This Accounting Procedure shall apply, mutatis mutandis, to Exclusive Operations in the same manner that it applies to Joint Operations; provided, however, that the charges and credits applicable to Consenting Parties shall be distinguished by an Exclusive Operation Account. For the purpose of determining and calculating the remuneration of the Consenting Parties, including the premiums for Exclusive Operations, the costs and expenditures shall be expressed in U.S. currency (irrespective of the currency in which the expenditure was incurred).

1.5   STATEMENTS AND BILLINGS.

      1.5.1 Unless otherwise agreed by the Parties, Operator shall submit monthly to each Party, on or before the 25th Day of each month, statements of the costs and expenditures incurred during the prior month, indicating by appropriate classification the nature thereof and the portion of such costs charged to each of the Parties.

                         These statements shall contain the following information:

                         - advances of funds setting forth the currencies received from each Party

                         - the share of each Party in total expenditures on a cash and accrual basis

                         -  the current account cash balance of each Party

                         - summary of costs, credits, and expenditures on a cur rent month, year-to-date, and inception-to-date basis or other periodic basis, as agreed by the Parties for each line item of the approved Work Program and Budget

                         - unusual charges and credits in excess of U.S. dollars one hundred thousand (U.S.$100,000.00) and all adjustments arising out of audit shall be detailed.

      1.5.2 Operator shall, upon request, furnish a description of the accounting classifications used by it.

      1.5.3 Amounts included in the statements and billings shall be expressed in U.S. currency and reconciled to the currencies advanced. Other currency equivalents may be presented as agreed between the Parties.

      1.5.4 Each Party shall be responsible for preparing its own accounting and tax reports to meet the Country of Operations and other country requirements. Operator, to the extent that the information is reasonably available from the Joint Account records, will provide in a timely manner Non-Operators with the necessary statements to facilitate the discharge of such responsibility.

      1.5.5 The billing statement is to be accompanied by billing schedules which shall be schedules dividing such expenditure and income into main classifications of expenditure as indicated by approved budget and AFEs issued. The billing schedules shall also show cumulative totals of all payments linked to AFEs and budget categories and receipts.

1.6        PAYMENTS AND ADVANCES.

      1.6.1 Upon approval of any Work Program and Budget, if Opera tor so requests, all Parties, including the Operator, shall advance its share of estimated cash requirements for the succeeding month's operations. Each such cash call shall be equal to the Operator's estimate of the money to be spent in the currencies required to perform its duties under the approved Work Program and Budget during the month concerned. For informational purposes the cash call shall contain an estimate of the funds required for the succeeding two (2) months. All such cash calls shall be related to the progress/activities achieved and to planned progress/activities to be achieved during the period concerned.

      1.6.2 Each such cash call, detailed by major budget categories and AFEs (where applicable), shall be made in writing and delivered to all Non-Operators not less than fifteen (15) Days before the payment due date. Except as otherwise provided in Section 1.6.4, the due date for payment of such advances shall be set by Operator but shall be no sooner than the first Business Day of the month for which the advances are required.

                         If, and only if, a Non-Operator believes that the cash call or a portion thereof is not as per the approved Work Program and Budget and AFE (where applicable), the Party may inform its view to all Parties within five
                         (5) Business Days of the receipt of such cash call. Operator may issue a revised cash call. If no revision is issued, payment to the Operator shall be made by the due date as follows: as to the Non-Operator who raised the dispute, the non- disputed amount; and as to other Parties, the amount as determined by such Party's original cash call prior to the dispute, plus a portion of the disputed amount determined by the ratio of each such Party's Participating Interest to the sum of all Participating Interests of the Parties who did not dispute the cash call within the said five (5) Business Days. Notwithstanding the provisions of Article 8.9, the amount in dispute shall be paid date by the disputing Party by the due date to an interest bearing joint escrow account where such funds will be held until the matter in dispute has been resolved. The issue arising out of such disputed cash call shall be resolved as soon as practicable by any appropriate means including, but not limited to, discussing the issue in the next Operating Committee meeting so as to assist in resolving the matter, failing which, the matter may be submitted to arbitration by any Party and the arbitrator shall determine appropriate distribution of the escrow account, plus, if appropriate, penal interest specified in Article 8.1.

      1.6.3 Each Non-Operator shall remit its share of the full amount of each such cash call to Operator on or before the due date, in the currencies requested which must be freely convertible or any other currencies acceptable to Operator, and at a bank designated by Operator for the purpose of Joint Operations. If currency provided by a Non-Operator is other than the requested currency, then the entire cost of converting to the requested currency shall be charged to that Non-Operator. Nothing herein shall relieve any Non- Operator from the obligation to provide immediately available funds, in full, by the due date.

      1.6.4 Should Operator be required to pay any sums of money for the Joint Operations as per the approved Work Program and Budget which were unforeseen at the time of providing the Non-Operators with said estimates of its requirements, the Operator may make a written request of the Non-Operators for special advances covering the Non-Operators' share of such payments. Each such Non-Operator shall make its proportional special advances within ten (10) Business Days after receipt of such notice.

      1.6.5 When the total of cash calls for any month is one million U.S. dollars (U.S.$1,000,000.00) or less, each Party, including the Operator, shall advance its share thereof in accordance with this Section 1.6. When the total cash requirements exceed the aforesaid amount, each Party, including the Operator, shall advance its share of the estimated funds required in three (3) installments of amounts to be specified by the Operator, the first installment to be paid not later than the first Business Day of the month for which the advance is required and the second installment to be paid not later than the tenth Day of the month for which the advance is required or if such Day is not a Business Day, then the following Business Day and the third installment to be paid not later than the twentieth Day of the month for which the advance is required or if such Day is not a Business Day, then the following Business Day. The third installment can be adjusted by the Operator by notifying the Parties, including the Operator, of the adjusted amount no later than the fifteenth Day of the month for which the advance is required.

      1.6.6 If a Non-Operator's advances exceed its share of cash expenditures, succeeding month's cash requirements, after such determination, shall be reduced accordingly. A Non- Operator may request that its excess advances be refunded. Operator shall make such refund within ten
                         (10) Business Days after receipt of the Non-Operator's request provided that the amount is in excess of the cash requirements for the month of such determination. If the Operator does not make such refund within ten
                         (10) Business Days, then the Operator shall pay each Party requesting a refund the difference between the Agreed Interest Rate and the interest earned on the Joint Account.

      1.6.7 If Non-Operator's advances are less than its share of cash expenditures, the deficiency shall, at Operator's option, be added to subsequent cash advance requirements or be paid by Non-Operator within eight
                         (8) Business Days following the receipt of Operator's billing to Non-Operator for such deficiency. Along with notice of payment due, the Operator shall provide details supporting that the Non- Operator's advance is less than its share of cash expenditures.


      1.6.8 Any interest received by Operator from interest-bearing accounts containing funds received from the Parties shall be credited to the Parties. The interest earned will be allocated to the Parties on an equitable basis taking into consideration date of funding by each Party to the accounts in proportion to the total funding into the account. A monthly statement summarizing receipts, disbursements, transfers to each joint bank account and beginning and ending balances thereof shall be provided by the Operator to the Parties.

      1.6.9 Payments of cash calls or billings as per approved Work Program and Budget shall be made on or before the due date. If these payments are not received by the due date the unpaid balance shall bear and accrue interest from the due date until the payment is received by the Operator at the Agreed Interest Rate. For the purpose of determining the unpaid balance and interest owed, Operator shall translate to U.S. currency all amounts owed in other currencies using the currency exchange rate readily available to Operator at the close of the last banking Day prior to the due date for the unpaid balance as quoted by the applicable authority identified in Section 1.4.3.

      1.6.10 Subject to governmental regulation, Operator shall have the right, at any time and from time to time, to convert the funds advanced or any part thereof to other currencies to the extent that such currencies are then required for operations. The cost of any such conversion shall be charged to the Joint Account. However, such conversions should be avoided as far as practical.

      1.6.11 Operator shall endeavor to maintain funds held in bank accounts for the Joint Account at a level consistent with that required for the prudent conduct of Joint Operations.

1.7 ADJUSTMENTS. Payments of any advances or billings shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements ren dered to Non-Operators by Operator during any Financial Year shall conclusively be presumed to be true and correct after twenty-four
           (24) months following the end of such Financial Year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. Failure on the part of a Non-Operator to make claim on Operator for adjustment within such period shall establish the correctness thereof and preclude the filing of exceptions thereto or making claims for adjustment thereon. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of the Property as provided for in Section VI. The Operator shall be allowed to make adjustments to the Joint Account after such twenty-four (24) month period if these adjustments result from audit exceptions outside of this agreement, third party claims, or Government requirements. Any such adjustments shall be subject to audit within the time period specified in Section 1.8.1.

1.8        AUDITS.

      1.8.1 A Non-Operator, upon at least sixty (60) Days advance notice in writing to Operator and all other Non-Operators, shall have the right to audit the Joint Accounts and records of Operator relating to the accounting hereunder for any Financial Year within the twenty-four (24) month period following the end of such Financial Year. The cost of each such audit shall be borne by Non-Operators conducting the audit. It is provided, however, that Non- Operators must take written exception to and make claim upon the Operator for all discrepancies disclosed by said audit within said twenty-four (24) month period. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience to the Operator. Operator and Non-Operators shall make every effort to resolve any claim resulting from an audit within a reasonable period of time.

                         A Non-Operator may audit the records of an Affiliate of Operator relating to that Affiliate's charges. The provisions of this Accounting Procedure shall apply mutatis mutandis to such audits.

      1.8.2 Any information obtained by a Non-Operator under the provisions of this Section 1.8 which does not relate directly to the Joint Operations shall be kept confidential and shall not be disclosed to any party, except as would otherwise be permitted by Article 15.1(A)(3) and (9) of the Agreement.

      1.8.3 The Operator is required by Contract to employ a qualified independent firm of internationally recognized chartered accountants registered in India to audit the Contract Account Books and records of Operator relating to the accounting hereunder, the cost thereof shall be a charge against the Joint Account, and a copy of the accounting reports and audit report shall be furnished to each Party within ninety (90) days of the close of a Financial Year.

1.9 ALLOCATIONS. If it becomes necessary to allocate any common costs or expenditures to or between Joint Operations and any other operations, such allocation shall be made on an equitable basis in accordance with international accounting standards. Upon request, Operator shall furnish a description of its allocation procedures pertaining to these costs and expenditures. A Non-Operator may cause Operating Committee to review such allocation basis and Operating Committee may decide a revision to the allocation, failing which, the matter may be referred to a sole expert or arbitration.

                                  SECTION II.

                                 DIRECT CHARGES

           Operator shall charge the Joint Account with all costs and expenditures incurred in connection with Joint Operations. It is also understood that charges for services normally provided by an Operator such as those contemplated in Section 2.4.2.2 which are provided by Operator's Affiliates shall reflect the cost to the Affiliate, excluding profit, for performing such services, except as otherwise provided in Section 2.4.2 and Section 2.4.2.3 if selected.

           The costs and expenditures will be recorded as required for the settlement of accounts between the Parties hereto in connection with the rights and obligations under this Agreement and for purposes of complying with Country of Operations and United States tax laws. Without in any way limiting the generality of the foregoing, chargeable costs and expenditures shall include:

2.1        LICENSES, PERMITS, ETC.

           All costs, if any, attributable to the acquisition, maintenance, renewal or relinquishment of licenses, permits, contractual and/or surface rights acquired for Joint Operations and bonuses paid in accordance with the Contract when paid by Operator in accordance with the provisions of the Agreement.

2.2        LABOR AND ASSOCIATED COSTS.

      2.2.1              OPERATOR'S LOCALLY RECRUITED EMPLOYEES BASED IN INDIA.

                         Costs of all Operator's locally recruited employees who are directly engaged in the conduct of Petroleum Operations under the Contract in India. Such costs shall include the costs of employee benefits and Government benefits for employees and levies imposed on the Operator as an employer, transportation and relocation costs within India of the employee and such members of the employee's family (limited to spouse and dependent children) as required by law or customary practice in India. If such employees are engaged in other activities in India, in addition to Petroleum Operations, the cost of such employees shall be apportioned on a time sheet basis according to sound and acceptable accounting and costing principles.

      2.2.2              ASSIGNED PERSONNEL.

                         Costs of salaries and wages, including bonuses, of the Operator's employees directly and necessarily engaged in the conduct of the Petroleum Operations under the Contract, whether temporarily or permanently assigned, irrespective of the location of such employees, it being understood that in the case of those personnel only a portion of whose time is wholly dedicated to Petroleum Operations under the Contract, only that pro rata portion of applicable salaries, wages and other costs, as specified in Sections 2.2.3, 2.2.4, 2.2.5,
                         2.2.6 and 2.2.7 shall be charged and the basis of such pro rata allocation shall be specified.

      2.2.3 The Operator's costs regarding holiday, vacation, sickness and disability benefits and living and housing and other customary allowances applicable to the salaries and wages chargeable under Section 2.2.2 above.

      2.2.4 Expenses or contributions made pursuant to assessments or obligations imposed under the laws of India which are applicable to the Operator's cost of salaries and wages chargeable under Section 2.2.2 above.

      2.2.5 The Operator's cost of established plans for employees' group life insurance, hospitalization, pension, retirement and other benefit plans of a like nature customarily granted to the Operator's employees provided, however, that such costs are in accordance with generally accepted standards in the international petroleum industry, applicable to salaries and wages chargeable to petroleum operations under Section 2.2.2 above.

      2.2.6 Personal Income taxes where and when they are paid by the Operator to the Government of India for the employee, in accordance with the Contractor's standard personnel policies.

      2.2.7 Reasonable transportation and travel expenses of employees of the Operator, including those made for travel and relocation of the expatriate employees, including their dependent family and personal effects, assigned to India whose salaries and wages are chargeable to petroleum operations under Section 2.2.2. Actual transportation expenses of personnel transferred to petroleum operations from their country of origin and/or relocation to their country of origin expenses shall be charged to the petroleum operations.

      2.2.8 Transportation cost as used in this Section shall mean the cost of freight and passenger service and any accountable incidental expenditures related to transfer travel and authorized under Operator's standard personnel policies. Operator shall ensure that all expenditures related to transportation costs are equitably allocated to the activities which have benefited from the personnel concerned.

2.3        TRANSPORTATION COSTS.

           The reasonable cost of transportation of equipment, materials and supplies within India and from outside India to India necessary for the conduct of petroleum operations under the Contract, including, but not limited to, directly related costs such as unloading charges, dock fees and inland and ocean freight charges.

2.4        CHARGES FOR SERVICES.

      2.4.1              THIRD PARTIES.

                         The actual costs of contract services, services of professional consultants, utilities and other services necessary for the conduct of petroleum operations under the Contract performed by third parties other than an Affiliate of the Operator, provided that the transactions resulting in such costs are undertaken pursuant to arms length transactions.

      2.4.2              AFFILIATES OF OPERATOR.

                         2.4.2.1 PROFESSIONAL AND ADMINISTRATIVE SERVICES AND
                                 EXPENSES.

                                 Cost of professional and 78 administrative services provided by any Affiliate for the direct benefit of petroleum operations, including, but not limited to, services provided by the produc tion, exploration, legal, financial, insurance, accounting and computer services divisions other than those covered by Section 2.4.2.2 which Operator may use in lieu of having its own employees. Charges shall be equal to the actual cost of providing their services, shall not include any element of profit and shall not be any higher than the most favorable prices charged by the Affiliate to third parties for comparable services under similar terms and conditions elsewhere and will be fair and reasonable in the light of prevailing international oil industry practice and experience.

                         2.4.2.2 SCIENTIFIC OR TECHNICAL PERSONNEL.

                                 Cost of scientific or technical personnel services provided by any Affiliate of Operator for the direct benefit of petroleum operations, which cost shall be charged on a cost of service basis without element of profit. Charges therefor shall not exceed charges for comparable services currently provided by outside technical service organizations of comparable qualifications. Unless the work to be done by such personnel is covered by an approved budget and Work Programme, Operator shall not authorize work by such personnel without approval of the Management Committee.

                         2.4.2.3 Equipment, facilities and property owned and
                                 furnished by the Operator's Affiliates, at rates commensurate with the cost of ownership and operation provided, however, that such rates shall not exceed those currently prevailing for the supply of like equipment, facilities and property on comparable terms in the area where the petroleum operations are being conducted. The equipment and facilities referred to herein shall exclude major investment items such as (but not limited to) drilling rigs, producing platforms, oil treating facilities, oil and gas loading and transportation systems, storage and terminal facilities and other major facilities, rates for which shall be subject to separate agreement with the Government.


2.5        COMMUNICATIONS.

           Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems including satellite, radio and microwave facilities between the Contract Area and the Operator's base facility, offices, helicopter bases, port and railway yards.


2.6        OFFICE, SHORE BASES AND MISCELLANEOUS FACILITIES.

           Net cost to Operator of establishing, maintaining and operating any office, sub-office, shore base facility, warehouse, housing or other facility directly serving the petroleum operations. If any such facility services contract areas other than the Contract Area, or any business other than petroleum operations, the net costs thereof shall be allocated on an equitable and consistent basis.


2.7        ENVIRONMENTAL STUDIES AND PROTECTION.

           Costs incurred in conducting the environmental impact studies for the Contract Area, and in taking environmental protection measures pursuant to the terms of the Contract.



2.8.       INSURANCE.

           Premiums paid for insurance required by law, the Contract or the Agreement to be carried for the benefit of the Joint Operations.

2.9.       DAMAGES AND LOSSES TO PROPERTY.

      2.9.1 All costs or expenditures necessary to replace or repair damages or losses incurred by fire, flood, storm, theft, accident, or any other cause. Operator shall furnish Non- Operators written notice of damages or losses incurred in excess of Fifty Thousand U.S. Dollars (U.S.$50,000) as soon as practical after report of the same has been received by Operator. All losses in excess of Fifty Thousand U.S. Dollars (U.S.$50,000) shall be listed separately in the monthly statement of costs and expenditures.

      2.9.2. Credits for settlements received from insurance carried for the benefit of Joint Operations and from others for losses or damages to Joint Property or Materials. Each Party shall be credited with its Participating Interest share thereof except where such receipts are derived from insurance purchased by Operator for less than all Parties in which event such proceeds shall be credited to those Parties for whom the insurance was purchased in the proportion of their respective contributions toward the insurance coverage.

      2.9.3. Expenditures incurred in the settlement of all losses, claims, damages, judgements and other expenses for the benefit of Joint Operations.

2.10       LITIGATION AND LEGAL EXPENSES.

      2.10.1 Legal services necessary or expedient for the protection of the Joint Operations, and all costs and expenses of litigation, arbitration or other alternative dispute resolution procedure, including reasonable attorneys' fees and expenses, together with all judgments obtained against the Parties or any of them arising from the Joint Operations.

      2.10.2. If the Parties hereunder shall so agree, actions or claims affecting the Joint Operations hereunder may be handled by the legal staff of one or any of the Parties hereto; and a charge commensurate with the reasonable costs of providing and furnishing such services rendered may be made against the Joint Account, but no such charges shall be made until approved by the Parties.

2.11       TAXES AND DUTIES.

           All taxes, duties, assessments and governmental charges, of every kind and nature, assessed or levied upon or in connection with the Joint Operations, other than any that are measured by or based upon the revenues, income and net worth of a Party.

           If Operator or an Affiliate is subject to income or withholding tax as a result of services performed at cost for the operations under the Agreement, its charges for such services may be increased by the amount of such taxes incurred (grossed up).

2.12       OTHER EXPENDITURES.

           Any other costs and expenditures incurred by the Operator for the necessary and proper conduct of the Joint Operations in accordance with approved Work Programs and Budgets and not covered in this
           Section II or in Section III.

                                  SECTION III.

                                INDIRECT CHARGES

3.1 Operator shall charge the Joint Account monthly for the cost of indirect services and related office costs of Operator and its Affiliates not otherwise provided in this Accounting Procedure. No cost or expenditure included under Section II shall be included or duplicated under this Section III. Indirect services and related office costs of Operator and its Affiliates outside the Country of Operations include but are not limited to the cost of the following functions which are of benefit to the Joint Operations:

                         Executive, Administrative, & Managerial
                         Treasury and Financial Services
                         Tax and Legal
                         Human Resources
                         Insurance
                         Accounting and Internal Control
                         Employee Training and Medical
                         Safety and Security
                         Budgeting and Forecasting
                         Communications

3.2 The charge for the period beginning with the Financial Year through the end of the period covered by Operator's invoice ("Year- to-Date") under Section 3.1 above shall be a percentage of the Year- to-Date Parties' total direct expenditures, charged to the Joint Account, calculated on the following scale (U.S. Dollars):

                              ANNUAL EXPENDITURES

                        One percent (1%) of expenditures

3.3 The expenditures used to calculate the monthly indirect charge shall not include the indirect charge (calculated either as a percentage of expenditures or as a minimum monthly charge), rentals on surface rights acquired and maintained for the Joint Account, guarantee deposits, concession acquisition costs, bonuses paid in accordance with the Contract, royalties and taxes paid under the Contract, settlement of claims, proceeds from the sale of assets (in cluding division in kind) amounting to more than U.S.$10,000 per transaction, and similar items mutually agreed upon by the Parties.

           Credits arising from any government subsidy payments and disposi tion of Joint Account property shall not be deducted from total expenditures in determining such charge.

3.4 The indirect charges provided for in this Section III may be amended periodically by mutual agreement between the Parties if, in practice, these charges are found to be insufficient or excessive.

                                  SECTION IV.

                     ACQUISITION OF MATERIAL AND EQUIPMENT

4.1        MATERIALS AND EQUIPMENT.

      4.1.1              GENERAL.

                         So far as is practicable and consistent with efficient and economical operation, only such material shall be purchased or furnished by the Operator for use in the petroleum operations as may be required for use in the reasonably foreseeable future and the accumulation of surplus stocks shall be avoided to the extent possible.

      4.1.2              WARRANTY.

                         In the case of defective material or equipment, any adjustment received by the Operator from the suppliers or manufacturers or their agents in respect of any warranty on material or equipment shall be credited to the accounts under the Agreement.

      4.1.3              VALUE OF MATERIALS CHARGED TO THE ACCOUNTS UNDER THE
                         CONTRACT.

                         4.1.3.1 Except as otherwise provided in subparagraph
                                 4.1.2, materials purchased by the Operator and used in the petroleum operations shall be valued to include invoice price less trade and cash discounts, if any, purchase and procurement fees plus freight and forwarding charges between point of supply and point of shipment, freight to port of destination, insurance, taxes, customs duties, consular fees, other items chargeable against imported material and, where applicable, handling and transportation costs from point of importation to warehouse or operating site, and these costs shall not exceed those currently prevailing in normal arms length transactions on the open market.

                         4.1.3.2 Material purchased from or sold to Affiliates
                                 or transferred to or from activities of the Operator other than petroleum operations under the Contract.

                         4.1.3.2.1 new material (hereinafter referred to as
                                 condition A) shall be valued at the current international price which shall not exceed the price prevailing in normal arms length transactions on the open market;

                         4.1.3.2.2 used material which is in sound and
                                 serviceable condition and is suitable for reuse without reconditioning (hereinafter referred to as condition B) shall be priced at not more than seventy five percent (75%) of the current price of the above mentioned new materials;

                         4.1.3.2.3 used material which cannot be classified as
                                 condition B, but which, after reconditioning, will be further serviceable for original function as good second-hand condition B material or is serviceable for original function, but substantially not suitable for reconditioning (hereinafter referred to as condition C) shall be priced at not more than fifty per cent (50%) of the current price of the new material referred to above as condition A.

                         The cost of reconditioning shall be charged to the reconditioned material, provided that the condition C material value plus the cost of reconditioning does not exceed the value of condition B material.

                         Material which cannot be classified as condition B or condition C shall be priced at a value commensurate with its use.

                         Material involving erection expenditure shall be charged at the applicable condition percentage (referred to above) of the current knocked-down price of new material referred to above as condition A.

                         When the use of material is temporary and its service to the Petroleum Operations does not justify the reduction in price in relation to materials referred to above as conditions B and C, such material shall be priced on a basis that will result in a net charge to the accounts under the Contract consistent with the value of the service rendered.

4.2        PREMIUM PRICES.

           Whenever Material is not readily obtainable at prices specified in
           Section 4.1 of this Section IV because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred procuring such Material, in making it suitable for use, and moving it to the Contract Area, provided that notice in writing, including a detailed description of the Material required and the required delivery date, is furnished to Non-Operators of the proposed charge at least 10 Days (or such shorter period as may be specified by Operator) before the Material is projected to be needed for operations and prior to billing Non-Operators for such Material the cost of which exceeds two hundred thousand U.S. Dollars (U.S. $200,000.00). Each Non-Operator shall have the right, by so electing and notifying Operator within 5 Days (or such shorter period as may be specified by Operator) after receiving notice from Operator, to furnish in kind all or part of his share of such Material per the terms of the notice which is suitable for use and acceptable to Operator both as to quality and time of delivery. Such acceptance by Operator shall not be unreasonably withheld. If a Non-Operator fails to properly submit an election notification within the designated period, the Operator is not required to accept Material furnished in kind by that Non-Operator. If the Operator fails to submit proper notification prior to billing Non-Operators for such Material, Operator shall only charge the Joint Account on the basis of the price allowed during a "normal" pricing period in effect at time of movement. If Material furnished is deemed unsuitable for use by the Operator, all costs incurred in disposing of such Material or returning Material to owner shall be borne by the Non-Operator furnishing the same unless otherwise agreed by the Parties.

                                   SECTION V.

                             DISPOSAL OF MATERIALS

5.1 The Operator shall be under no obligation to purchase the interest of Non-Operators in new or used surplus Materials. Operator shall have the right to dispose of Materials but shall advise and secure prior agreement of the Operating Committee of any proposed disposition of Materials having an original cost to the Joint Account either individually or in the aggregate of Fifty Thousand U.S. Dollars (US$50,000) or more. Credits for Material sold by the Operator shall be made to the Joint Account in the month in which payment is received for the Material. Any Material sold or disposed of under this Section shall be on an "as is, where is" basis without guarantees or warranties of any kind or nature. Costs and expenditures incurred by Operator in the disposition of Materials shall be charged to the Joint Account.

5.2 Division of Materials in kind, if made between Operator and Non-Operators, shall be in proportion to their respective interests in such Material. Each Party will thereupon be charged individually with its share of the agreed volume of Material received or receivable by each Party, and corresponding credits will be made by Operator to the Joint Account. Such credits shall appear in the monthly statement of Joint Operations.

                                  SECTION VI.

                       RECORDS AND INVENTORIES OF ASSETS

6.1        RECORDS.

      6.1.1 The Operator shall keep and maintain detailed records of property and assets in use for or in connection with petroleum operations under the Agreement in accordance with normal practices in exploration and production activities of the international petroleum industry. Such records shall include information on quantities, location and condition of such property and assets, and whether such property or assets are leased or owned.

      6.1.2 The Operator shall furnish annually particulars to the Non-Operator, by notice in writing as provided in the Agreement, of all major assets acquired by the Operator to be used for or in connection with petroleum operations.

6.2        INVENTORIES.

      6.2.1              The Operator shall:

                         6.2.1.1 not less than once every twelve (12) Months
                                 with respect to movable assets take an
                                 inventory of the controllable assets used for or in connection with petroleum operations in terms of the Contract and address and deliver such inventory to the non-operators with a statement of the principles upon which valuation of the assets mentioned in such inventory has been based. Controllable assets means those assets the operators submit to detailed record keeping.

                         6.2.1.2 not less than once every three (3) years with
                                 respect to immovable assets, take an inventory of the assets used for or in connection with petroleum operations in terms of the Contract and address and deliver such inventory to the Non- Operators together with a written statement of the principles upon which valuation of the assets mentioned in such inventory has been based. Immovable assets means those assets which are placed in service and have an original cost in excess of Fifty Thousand United States Dollars (US$50,000).

                         6.2.1.3 Reconciliation of inventory with charges to the
                                 Joint Account shall be made by Operator and the Operator shall furnish to the Non-Operators a copy of the inventory and a priced list of excesses and shortages.

                                  EXHIBIT "B"
                          DESCRIPTION OF CONTRACT AREA

     The area comprising approximately 430 sq. km offshore India identified as Panna Block and the area comprising approximately 777 sq. km offshore India identified as the Mukta Block described herein and shown under map attached as Appendix B-1 and B-2.

     Longitude and Latitude measurements are as follows:

     MUKTA (about 100 km Northwest of Bombay) See Appendix B-2.

             LATITUDE                        LONGITUDE
A.     19 Degrees 27'00"N               71 Degrees 38'00"E
B.     19 Degrees 27'00"N               71 Degrees 54'00"E
C.     19 Degrees 12'00"N               71 Degrees 54'00"E
D.     19 Degrees 12'00"N               71 Degrees 38'00"E

           PANNA (about 95 km Northwest of Bombay) See Appendix B-1.

             LATITUDE                        LONGITUDE
A.     19 Degrees 28'00"N               71 Degrees 54'00"E
B.     19 Degrees 28'00"N               72 Degrees 05'00"E
C.     19 Degrees 19'30"N               72 Degrees 05'00"E
D.     19 Degrees 15'00"N               72 Degrees 00'00"E
E.     19 Degrees 15'00"N               71 Degrees 54'00"E

                                                                APPENDIX - B1

                                                           MAP OF CONTRACT AREA
                                                               PANNA BLOCK

WESTERN INDIA
OFFSHORE BOMBAY BASIN

[MAP AND INSET OF CONTRACT AREA]

                                                                APPENDIX - B2

                                                           MAP OF CONTRACT AREA
                                                                MUKTA BLOCK

WESTERN INDIA
OFFSHORE BOMBAY BASIN

[MAP AND INSET OF CONTRACT AREA]

                                                                   EXHIBIT "C"

                                    EXAMPLE
                        FROM ENRON OIL & GAS INDIA LTD.
                           CASH CALL FOR: JUNE 1, 199

                                          JUNE              JULY          AUGUST

I.  Exploration/Appraisal Costs
        Geological and Geophysical             10                           X
        Core Hole Drilling                     10            X
        Exploration Wells
        Wells A                        20
          Wells B                      20      40
        Facilities Costs                        5                           X
               Subtotal


II. Development Costs
        Development Wells
          Wells A                      20                                   X
          Wells B                      20      40                           X
        Production Facilities
          Platforms                    50
          Pipeline/Flow Lines          10      60
        Engineering Studies                     2                           X
        Service Costs                           3            X              X
               Subtotal


III Production Costs
        Lease and Well                          5                           X


IV. General and Administrative Costs           15            X              X


V.  Fixed Assets and Deposits                   X            X              X
                                               -------------------------------
               Grand Total                    190           XX              XX

April 1994 Cash Call             200
April 1994 Actual               (190)
                                -----
       Net Over (Under) Call      10          (10)
                                              ---
Total Cash Due June 1, 1994                   180
                                              ====

ONGC      40% Share         US$72
EOGIL     30% Share         US$54
RIL       30% Share         US$54


NOTE:  The cash call for June 1 is expected to be issued on or before May 15.
                                                                    EXHIBIT "D"
                                 BUDGET FORMAT
                               (FOR EXAMPLE ONLY)
                           ENRON OIL & GAS INDIA LTD.
                             FINANCIAL YEAR 1994/95

I. Exploration/Appraisal Costs
    *Geological and Geophysical                                        X
    *Core Hole Drilling                                                X
    *Exploration Wells
    (1) Wells A (Firm; Specifically defined)                X
    (2) Wells B (Contingent; Funds provided, but            X
                 specifics to be approved by
                 Operating Committee)
     Sub-Total                                                             XX

II.  Development Costs
    *Development Wells
    (1)  Wells A (Firm; Specifically defined)               X
    (2)  Wells B (Contingent; Funds provided, but           X
                  specifics to be approved by
                  Operating Committee)
    *Production Facilities
    (1)  Platforms
          (a)  Firm                                         X
          (b)  Contingent; Funds provided, but              X
               specifics to be approved by
               Operating Committee
    (2)  Storage Facilities                                            X
    (3)  Terminals                                                     X
    (4)  Pipelines/Flow Lines                                          X
    *Engineering Studies                                               X
    *Service Costs                                                     X
                                                                      ---
    Sub-Total                                                           XX

III.   Production Costs
     *Lease and Well                                                   X
                                                                      ---
      Sub-Total                                                         XX

IV.   General and Administrative                                        XX

V.    Fixed Assets and Deposits                                         XX

      Grand Total Costs                                                XXX
                                                                       ===
NOTE 1: Each line above represents budget line items. Each budget line item shall be supplemented, if appropriate, by explanatory schedules, unquantified examples of which follow as Tables D-1 through D-8, showing magnitude and timing of expenditures and description of the work to be achieved. It is intended that the Operating Committee shall have full authority to reclassify funds from Contingent to Firm.

VI.            Revenue                                                 XXX
                                                                       ===

NOTE 2: Categories III and IV are considered operating cost and are not subject to AFEs, except that some items in category III may require AFEs for workovers as per Article 6.9.

                                                APPROVALS

For EOGIL         _______________________
                  (signature)

                  _______________________
                  (print name and date)

For RIL           _______________________
                  (signature)

                  _______________________
                  (print name and date)

For ONGC          _______________________
                  (signature)

                  _______________________
                  (print name and date)

                                   TABLE D-1
                          ENRON OIL & GAS INDIA LTD.              (FOR APPROVAL)
                            BUDGET AND WORK PROGRAM
                                 BUDGET SUMMARY
                             Financial Year 1994/95
(In '000 U.S. Dollars)

                                                                          TOTAL 94/95
ITEM                                   1994      1994    1994    1995     FINANCIAL YEAR      REMAIN        TOTAL
CODE   DESCRIPTION                     QTR 2     QTR 3   QTR 4   QTR 1                *       PROJECT       PROJECT

  I.  Exploration/Appraisal Costs
       Geophysical and  Geological
       Core Hole Drilling
       Exploration Drilling
         (Firm Wells)
         (Contingent Wells)

           Total Exploration Costs

 II.  Development Costs
       Development Drilling
        (Firm Wells)
        (Contingent Wells)
       Production Facilities Costs

           Total Development Costs

III.  Production Costs

 IV.  General and Administrative

  V.  Fixed Assets and Deposits

           Total Project Costs

 VI.  Revenue

*If X in this column, the item is a Minimum Work Obligation item.

NOTE: Categories III and IV are considered operating cost and are not subject to AFEs, except that certain items in category III may require AFEs for workovers as per Article 6.9.

FOR EOGIL                      FOR RIL                     FOR ONGC

_____________________          _____________________       _____________________

_____________________          _____________________       _____________________

                                   TABLE D-2
                           ENRON OIL & GAS INDIA LTD.          (FOR INFORMATION)
                            BUDGET AND WORK PROGRAM
                       Geophysical and Geological Expense
                             Financial Year 1994/95
(In '000 U.S. Dollars)

                                                              TOTAL 94/95
                                                           FINANCIAL YEAR    95/96         96/97
ITEM                         1994        1994       1995                   FINANCIAL      FINANCIAL
CODE        DESCRIPTION      QTR 3       QTR 4      QTR 1            *       YEAR           YEAR

Geophysical Costs
  Seismic Survey (Firm)
  Positioning (Firm)
  Field Supervision (Firm)
  Scouting/Chase Boats/Misc. (Firm)
  Data Processing (See Note) (Firm)
  Data Reprocessing (Firm)
  Supervisory/Support Costs (Firm)
  Technical Service (Firm)

    Total Geophysical Costs

Geological Costs
  Geochem and Biostrat Analysis (Firm)
  Core Analysis (Firm)
  Special Studies and Consultation (Firm)
  PVT Fluid Analysis (Firm)
  Supervisory/Support Costs (Firm)
  Technical Service (Firm)

    Total Geological Costs

Communications Costs (Firm)

Total Geophysical and Geological

*If X in this column, the item is a Minimum Work Obligation item.

                                   TABLE D-3
                            ENRON OIL & GAS INDIA LTD.         (FOR INFORMATION)
                            BUDGET AND WORK PROGRAM
                       Development Drilling (Firm Wells)
                             Financial Year 1994/95
(In '000 U.S. Dollars)

                                                                      TOTAL 94/95
                                                                     FINANCIAL YEAR     95/96            96/97
ITEM                                   1994        1994        1995                   FINANCIAL        FINANCIAL
CODE   DESCRIPTION                     QTR 3       QTR 4       QTR 1            *       YEAR              YEAR

Drilling (Firm wells)
  Drilling and Completion Intangibles
  Drilling and Completion Tangibles

Drilling (Contingent wells)

    Total Drilling

Shore Base (1) (Firm)

Communications Expense (2) (Firm)

Supervisory/Support Staff (Firm)

      Total Drilling/Operations Costs

*If X in this column, the item is a Minimum Work Obligation item.


NOTE: (1) Lease costs only of $     /day

      (2) Monthly communications expense allocated as follows:
          Drilling
          Construction
          Exploration
          G&A

     (3) Inventory costs included in Fixed Assets


Additional Note:

Specifics to be added which would clearly delineate each individual "Firm" well proposed. A separate page following this format would be provided for "Contingent" wells for which funds are proposed but technical specifications are not available until a future Operating Committee meeting.

                                   TABLE D-4
                           ENRON OIL & GAS INDIA LTD.          (FOR INFORMATION)
                            BUDGET AND WORK PROGRAM
                          Production Facilities Costs
                             Financial Year 1994/95

(In '000 U.S. Dollars)                                                   TOTAL 94/95
                                                                        FINANCIAL YEAR    95/96            96/97
ITEM                                    1994        1994        1995                    FINANCIAL        FINANCIAL
CODE         DESCRIPTION                QTR 3       QTR 4       QTR 1              *     YEAR              YEAR

PANNA FIELD DEVELOPMENT
  CCP Jacket (Contingent)
  CCP Deck (Contingent)
  Platform PF (Contingent)
  Platform PG (Contingent)
  WH Decks (Contingent)
  Pipeline (Contingent)
  Living Quarters/Platform (Contingent)
  Flare Tripod Structure (Contingent)
     Total Panna/Mukta Development

TAPTI FIELD DEVELOPMENT
  Preliminary Engineering (Firm)
  Platform STB (Firm)
  Platform STC (Firm)
  Platform STF (Firm)
  TPP Jacket (Firm)
  TPP Deck/Bridge (Firm)
  Pipeline (Firm)
     Total Tapti Development

Supervisory/Support Costs (Firm)

Technical Services (Firm)

TOTAL PRODUCTION FACILITIES

*If X in this column, the item is a Minimum Work Obligation item.

                                   TABLE D-5
                           ENRON OIL & GAS INDIA LTD.          (FOR INFORMATION)
                            BUDGET AND WORK PROGRAM
                                Production Costs
                             Financial Year 1994/95
(In '000 U.S. Dollars)

                                                                       TOTAL 94/95
                                                                      FINANCIAL YEAR     95/96             96/97
ITEM                           1994           1994          1995                       FINANCIAL         FINANCIAL
CODE           DESCRIPTION      QTR 3         QTR 4         QTR 1                *       YEAR               YEAR

Panna/Mukta
  EPS
  FSO
  PA
  PB
  PQ
  PE
  MA
     Sub-Total

  PPA
  PQ
  PC
  PF
  PG
     Sub-Total

        Total Panna/Mukta (Firm)

Tapti
  TPP, STB, STC, STF (Firm)

        Total Tapti

Communications (Firm)

Supervision and Support (Firm)

Technical Services (Firm)

            Total Production Costs

*If X in this column, the item is a Minimum Work Obligation item.

                                   TABLE D-6
                          ENRON OIL & GAS INDIA LTD.           (FOR INFORMATION)
                            BUDGET AND WORK PROGRAM
                       General and Administrative Expense
                             Financial Year 1994/95
(In '000 U.S. Dollars)

                                                                   TOTAL 94/95      95/96            96/97
ITEM                           1994        1994         1995     FINANCIAL YEAR    FINANCIAL        FINANCIAL
CODE      DESCRIPTION         QTR 3        QTR 4       QTR 1                 *       YEAR              YEAR

Salaries and Benefits
  Expat Salary and Benefits
  National Salary and Benefits

    Total Salaries and Benefits (Firm)

Other G&A
  Moving Costs
  Travel and Entertainment Subscriptions and Memberships Office
  Rental Telephone and Telecommunications Utilities Repair and
  Maintenance Security Office Supplies Legal and Accounting
  Insurance Technical Services Technical Publications, Books, Maps Other Outside Services Bank Fees Training

    Total Other G&A (Firm)

      Total General and Administrative

*If X in this column, the item is a Minimum Work Obligation item.

NOTE: Other G&A costs apply to all other departments accumulating costs not budgeted elsewhere.
                                      vii

                                   TABLE D-7
                           ENRON OIL & GAS INDIA LTD.          (FOR INFORMATION)
                            BUDGET AND WORK PROGRAM
                           Fixed Assets and Deposits
                             Financial Year 1994/95

(In '000 U.S. Dollars)

                                                             TOTAL 94/95           95/96             96/97
ITEM                            1994       1994      1995   FINANCIAL YEAR       FINANCIAL         FINANCIAL
CODE           DESCRIPTION      QTR 3     QTR 4      QTR 1              *          YEAR              YEAR

Office Furniture/Fixtures
  Office Furniture
  Office Equipment
  Drafting Equipment
  Computer Equipment
  Communication Equipment
  Expat Housing Furniture/Appliances
  Other Leasehold Improvements

    Total Furniture/Fixture/Equipment (Firm)

Motor Vehicles

Inventory

Warehouse and Yard

Deposits
  Office
  Expat Housing/Apartments
  Warehouse
  Telephone, Fax, Other

    Total Deposits/Prepaids (Firm)

      Total Fixed Assets and Deposits

*If X in this column, the item is a Minimum Work Obligation item.

                                   TABLE D-8

                           ENRON OIL & GAS INDIA LTD.          (FOR INFORMATION)
                            BUDGET AND WORK PROGRAM
                                    Revenue
                             Financial Year 1994/95
(In '000 U.S. Dollars)

                                                                       TOTAL 94/95             95/96             96/97
ITEM                                 1994         1994       1995     FINANCIAL YEAR         FINANCIAL         FINANCIAL
CODE           DESCRIPTION           QTR 3        QTR 4      QTR 1                *            YEAR              YEAR

Revenues

  Oil Production

  Gas Production

  Other Income

    Total Revenues

                                                                 EXHIBIT "E"

                      DATA TO BE PROVIDED TO NON-OPERATORS

     Operator shall provide the following data to Non-Operators:

     A.     DAILY PROGRESS REPORTS

1. Daily drilling progress report for each well which shall include the brief description of work performed, the interval drilled, the type and depth of the formation penetrated, the size and landed depth of any casing landed and cementation details thereof, the results of any tests made and any problems encountered.

2. Daily production report giving field-wise information on the oil, gas, condensate and water produced, number of wells flowing, the quantity of produced oil and gas handed over for custody transfer, available data describing quality of the crude transferred (including, as available, gravity, water content, salinity, pour point for oil and dew point and calorific value), H2S content of gas handed over as available, and any lighterage details as and when it takes place.

3.   Daily cash statements.

4. Water injection reports, if any, giving quantity and quality of water injected, number of wells/strings on injection, wellhead injection pressures, etc.

5. Workover and well servicing reports covering the details of workover operations and well stimulations/activation operations (well-wise).

6. Construction reports covering the details of the activities, if any, carried out at offshore for installation of well platforms, pipelines, process platforms and other activities with details of barges deployed, etc.

B.   OTHER PERIODIC REPORTS

     Other reports will cover the following aspects and will be provided at frequencies (monthly, quarterly or otherwise) as appropriate:

1. Exploration: Status of various surveys carried out vis-a-vis plan, data acquisition and data processing details vs. plan, any discovery made with details of the test data of the discovery well zone-wise.

2.   Drilling:

     (a)  Summary report on each well drilled after drilling is concluded.

     (b) Cumulative drilling meterage (both development and exploratory) achieved during the month against plan (wellwise), idle and productive time of rigs, details of the material consumption (casing, mud chemicals and other well completion equipments).

3.   Production:

     (a) Cumulative production of oil, gas, condensate, water and water injection including, as available, field-wise, layer- wise and well-wise actual results vs. plan of production/injection. Cumulative quantity of crude oil, condensate and gas sold. Party-wise share of the sold oil, gas and condensate.

     (b) (i) The quantity of gas internally consumed and flared, details of material consumption for various production activities (chemicals, tubulars, completion equipment, etc.).

          (ii) Average quantity of produced crude oil (if applicable), gas, effluent discharge and water injected.

          (iii) Status reports on major/critical equipments/facilities and maintenance thereof.


     (c)  Monthly test data of the wells.

     (d)  Daily ullage of tanker at SBM (if applicable).

     (e)  Daily Report on deployment of personnel on board.

4. Developmental/Construction Activities: Major construction/development activities in progress. Status of progress of these activities with respect to schedule.

5. Capital and operating expenditure against plan (to be reported quarterly containing information on monthly and year-to-date expenditures).

6.   Copies of various well logs and surveys as they become available.

7. Reports of DST (including basic data), core analysis and any other special studies conducted as they become available.

8.   Well completion and work-over reports as they become available.

9. Copies of all geological, geochemical, petrophysical and geophysical data/reports and, when finalized, maps prepared by the Operator or by the subcontractor except the magnetic tapes which shall be stored by the Operator and made available for inspection and/or copying at the sole expense of the non-operating Parties requesting same.

10. Copies of reservoir management reports including field and well performance reports and reservoir studies reports and estimate reports as they become available.

11. Reports on sub-sea soil surveys, environmental surveys, sub-sea pipelines and risers inspection, reports on repair and maintenance of sub-sea pipeline and risers as they become available.

12. Any emergency shutdown of operations affecting oil/gas production/dispatch, drilling operations, etc., must be reported as soon as practicable on telephone followed by telex, facsimile, etc., giving the details of effect on production/drilling and the likely duration of shutdown.

     A normalization report also to be sent when the operations resume and become normal.

13. Reports on all incidents of: pipeline and riser leakage/failure, oil spills, fire, any structural failures, blow-out, explosion, sabotage, other accidents involving loss of property.life, etc., strikes/riots affecting operations/production, etc., should be sent as soon as practicable by the Operator to the non-operating Parties, Government and other agencies such as Oil Industries Safety Directorate ("OISD"), Director General Hydrocarbon, Oil Co- ordination Committee ("OCC"), Offshore Defense Advisory Group ("ODAG") and other statutory bodies whichever is applicable, on telephone followed by telex/facsimile giving the details.

14.  Fortnightly cash balance report.

C.   INFORMATION, DATA, CONFIDENTIALITY, INSPECTION AND SECURITY

     The Contractor shall, promptly after they become available make available to the Government in its offices all data obtained as a result of petroleum operations under the Contract including, but not limited to, geological, geophysical, geochemical, petrophysical, engineering, well logs, maps, magnetic tapes, cores and production data as well as all interpretative and derivative data, including reports, analyses, interpretations and evaluation prepared in final form in respect of petroleum operations (hereinafter referred to as ("Data"). Data shall be the property of the Government, provided however, that the Contractor shall have the right to make use of such Data, free of cost, for the purpose of petroleum operations under this Agreement as provided herein.

                           GRAPHICAL CONTENT APPENDIX

            Appendix - B1           Map of Contract Area - Panna Block
            Appendix - B2           Map of Contract Area - Mukta Block